UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LEAP WIRELESS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5887 Copley Drive

San Diego, California 92111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 6, 2013

To the Stockholders of Leap Wireless International, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Leap Wireless International, Inc., a Delaware corporation (“Leap”), will be held at 8:30 a.m., Central Time, on June 6, 2013, at the JW Marriott, 5150 Westheimer Road, Houston, Texas 77056, for the following purposes:

1.    To elect the following nine director nominees to hold office until the next Annual Meeting of Stockholders or until their successors have been elected and have qualified:

John D. Harkey, Jr.	Robert V. LaPenta	Richard R. Roscitt
S. Douglas Hutcheson	Mark A. Leavitt	Robert E. Switz
Ronald J. Kramer	Mark H. Rachesky, M.D.	Michael B. Targoff

2.    To approve, on an advisory basis, named executive officer compensation.

3.    To approve the Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan.

4.    To ratify the selection of PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

5.    To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement associated with this Notice.

The Board of Directors has fixed the close of business on April 12, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any continuation, adjournment or postponement thereof.

By Order of the Board of Directors

S. Douglas Hutcheson

Chief Executive Officer

San Diego, California

May 2, 2013

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

5887 Copley Drive

San Diego, California 92111

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of Leap Wireless International, Inc., a Delaware corporation (“Leap”), is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held on June 6, 2013, at 8:30 a.m., Central Time (the “Annual Meeting”), or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the associated Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the JW Marriott, 5150 Westheimer Road, Houston, Texas 77056. If you need directions to the location of the Annual Meeting, please contact Leap’s Investor Relations department at (858) 882-9876. The approximate date on which this proxy statement is first being furnished or sent to stockholders is May 2, 2013. As used in this proxy statement and accompanying appendices, the terms “we,” “us,” “our,” “ours” and the “Company” refer to Leap and its wholly owned subsidiaries, including Cricket Communications, Inc. (“Cricket”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 6, 2013.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy statement and our 2012 Annual Report are available at proxy.leapwireless.com.

Voting Rights and Outstanding Shares

Stockholders of record at the close of business on April 12, 2013 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, Leap had 79,038,187 shares of common stock outstanding and entitled to vote. Stockholders of record on such date will be entitled to one vote on all matters to be voted upon for each share of common stock held. If you are a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting.

If you are a beneficial owner of shares held by a broker, bank or other nominee, your shares are held in “street name” and the organization holding your shares is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote in person at the Annual Meeting unless you bring to the Annual Meeting a legal proxy from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the Annual Meeting.

Quorum, Abstentions and Broker Non-Votes

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when holders of a majority of the total number of outstanding shares of common stock entitled to vote at the meeting are present in person or by proxy. At the Annual Meeting, the inspector of election appointed for the Annual Meeting will determine the presence of a quorum and tabulate the results of the voting by stockholders. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Generally, a “broker non-vote” occurs when your shares are held by a broker, bank or other nominee and are not voted with respect to a particular proposal because the organization that holds your shares has discretionary voting power with respect to routine matters but cannot vote on non-routine matters. Only the proposal for the ratification of the selection of PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm for fiscal 2013 will be considered a routine matter under applicable rules. Therefore, unless you provide voting instructions to any broker, bank or other nominee holding shares on your behalf, they will not have discretionary authority to vote your shares on any of the proposals described in this proxy statement other than the ratification of Leap’s independent registered public accounting firm. Please vote your proxy or provide voting instructions to the broker, bank or other nominee holding your shares so your vote on these matters will be counted.

Abstentions and broker non-votes are counted towards a quorum but are not considered as votes cast in determining whether a matter has been approved and will therefore have no effect on the outcome of any proposal.

Revocability of Proxies

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by authorizing a new proxy on a later date over the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by filing with the Corporate Secretary of Leap at Leap’s principal executive offices, 5887 Copley Drive, San Diego, California 92111, a written notice of revocation or a duly executed proxy bearing a later date. A stockholder of record at the close of business on the Record Date may vote in person if present at the Annual Meeting, whether or not he or she has previously given a proxy. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Solicitation

We will bear the cost of soliciting proxies for the upcoming Annual Meeting, including the cost of preparing, printing and mailing the proxy statement and any other materials used in our solicitation of proxies. We will ask banks, brokerage houses, fiduciaries and custodians holding stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such stock, and we will reimburse them for their reasonable expenses in doing so. We have retained Innisfree M&A Incorporated to act as a proxy solicitor in conjunction with the Annual Meeting and have agreed to pay that firm a fee of up to $10,000, plus reasonable expenses, costs and disbursements, for proxy solicitation services. We and our directors, officers and regular employees may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, officers or other regular employees for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

Leap’s Board has nominated nine nominees for election at the Annual Meeting. Each of the current members of Leap’s Board is standing for re-election by the stockholders. If elected at the Annual Meeting, each of the nine nominees will serve until Leap’s next annual meeting of stockholders, in each case until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and the Board does not believe that any nominee will be unable to serve.

Leap’s Amended and Restated Certificate of Incorporation provides that the number of directors that shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by the Board. The authorized number of directors currently is nine.

All of our nominees will bring significant leadership, expertise and diverse backgrounds and perspectives to our Board as a result of their professional experience and service as executives and/or board members of other companies. The process undertaken by the Nominating and Corporate Governance Committee in recommending director candidates is described below under “Board of Directors and Board Committees — Director Nomination Process.” Set forth below is biographical information for each person nominated as a director, including a description of certain experience, qualifications and skills that led our Board to conclude that these individuals should serve as our directors.

Nominees for Election

John D. Harkey, Jr., 52, has served as a member of our Board since March 2005. Mr. Harkey brings significant operational and financial expertise to our Board through his role as an executive of and investor in companies in diverse and various industries, including retail, hospitality and telecommunications. Since 1998, Mr. Harkey has served as chief executive officer and chairman of Consolidated Restaurant Companies, Inc. From 1992 to 1998, Mr. Harkey was a partner with the law firm Cracken & Harkey, LLP. Mr. Harkey was founder and managing director of Capstone Capital Corporation and Capstone Partners, Inc. from 1989 until 1992. Mr. Harkey also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries, including telecommunications, energy and pharmaceuticals. He currently serves as chairman of the board of directors of Regency Energy Partners LP (NYSE: RGP) and also serves on the boards of directors and audit committees of Loral Space & Communications Inc. (NASDAQ: LORL) and Energy Transfer Equity, L.P. (NYSE: ETE) and serves on the board of directors of Emisphere Technologies, Inc. (NASDAQ: EMIS). Mr. Harkey also previously served as a member of the boards of directors of Energy Transfer Partners, L.P. (NYSE: ETP), Pizza Inn (NASDAQ: PZZI) and Fox & Hound Investment Group (NASDAQ: FOXX) (which was previously named Total Entertainment Restaurant Corp. (NASDAQ: TENT)). Mr. Harkey obtained a B.B.A. in finance and a J.D. from the University of Texas at Austin and an M.B.A. from the Stanford University School of Business.

S. Douglas Hutcheson, 57, has served as our chief executive officer, or CEO, and a member of our Board since February 2005. Mr. Hutcheson provides our Board with significant operational and financial expertise in the telecommunications industry, as well as extensive experience with our business operations, having joined us as a member of our founding management team in September 1998. Since September 1998, Mr. Hutcheson has held a number of positions with us, having served as our president between February 2005 and November 2012, as our chief financial officer, or CFO, between August 2002 and February 2005 and again between September 2007 and June 2008, and in a number of vice president roles between September 1998 and January 2004 with responsibility for areas including strategic planning and product and business development. From February 1995 to September 1998, Mr. Hutcheson served as vice president, marketing in the Wireless Infrastructure Division at Qualcomm Incorporated. Mr. Hutcheson currently serves as a member of the board of directors of Pitney Bowes Inc. (NYSE: PBI). Mr. Hutcheson holds a B.S. in mechanical engineering from California Polytechnic University and an M.B.A. from the University of California at Irvine.

Ronald J. Kramer, 54, has served as a member of our Board since November 2009. Mr. Kramer brings significant operational and financial expertise to our Board given his background as an executive of companies in various industries, including finance, manufacturing and gaming. Since April 2008, Mr. Kramer has served as chief executive officer of Griffon Corporation (NYSE: GFF), a diversified holding company, and has served as a member of Griffon’s board of directors since 1993. From 2002 to 2008, Mr. Kramer served as president and director of Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of hotel and casino resorts. From 1999 to 2001, Mr. Kramer was a managing director at Dresdner Kleinwort Wasserstein, an investment banking firm, and at its predecessor Wasserstein Perella & Co. Mr. Kramer also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries. He formerly served on the boards of directors of Monster Worldwide, Inc. (NYSE: MWW), Sapphire Industrials Corporation (AMEX: FYR.UN), Lakes Entertainment, Inc. (NASDAQ: LACO), Republic Property Trust (formerly NYSE: RPB) and New Valley Corporation (NASDAQ: NVAL). Mr. Kramer holds a B.S. in economics from the Wharton School of the University of Pennsylvania and an M.B.A. from New York University.

Robert V. LaPenta, 67, has served as a member of our Board since March 2005. Mr. LaPenta provides our Board with significant operational and financial expertise as an executive of several companies in diverse and various industries, including telecommunications and defense. Mr. LaPenta is chairman, chief executive officer and founder of Aston Capital, LLC, a private investment company specializing in investments in secure military communication companies and companies with green technologies. Mr. LaPenta has also served as chairman of Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) since September 2012 and as its chief executive officer since January 2013. From August 2006 to August 2011, Mr. LaPenta served as chairman, president and chief executive officer of L-1 Identity Solutions, Inc. (formerly NYSE: ID), a provider of technology solutions for protecting and securing personal identities and assets, which was acquired by Safran. From April 2005 to August 2006, Mr. LaPenta served as the chairman and chief executive officer of L-1 Investment Partners, LLC, an investment firm seeking investments in the biometrics area. Mr. LaPenta served as president, chief financial officer and director of L-3 Communications Holdings, Inc. (NYSE: LLL), a company he co-founded, from April 1997 until his retirement from those positions effective April 1, 2005. From April 1996, when Loral Corporation was acquired by Lockheed Martin Corporation, until April 1997, Mr. LaPenta was a vice president of Lockheed Martin and was vice president and chief financial officer of Lockheed Martin’s C3I and Systems Integration Sector. Prior to Lockheed Martin’s acquisition of Loral in April 1996, Mr. LaPenta was Loral’s senior vice president and controller. Mr. LaPenta previously served in a number of other executive positions with Loral after joining that company in 1972. Mr. LaPenta received a B.B.A. in accounting and an honorary degree in 2000 from Iona College in New York.

Mark A. Leavitt, 54, has served as a member of our Board since July 2011. Mr. Leavitt brings significant financial and telecommunications expertise to our Board due to his extensive investment banking experience, primarily with companies in technology, media and communications businesses. Mr. Leavitt joined Piper Jaffray in April 2008 as a managing director and the head of media and telecommunications investment banking and currently heads the firm’s global technology, media and telecommunications group. Prior to Piper, he served as a managing director and head of the media and communications group at Jefferies & Company, Inc. from May 2005 to April 2008. Prior to that, Mr. Leavitt held similar positions with several investment banking firms from 1987 to 2005, including Robertson Stephens and Prudential Securities. Mr. Leavitt also brings significant expertise and perspective through his prior service as a member of the boards of directors of private and public companies in various industries, including telecommunications. Mr. Leavitt holds a B.S. from Trinity College and an M.B.A. from the University of Chicago Graduate School of Business.

Mark H. Rachesky, M.D., 54, has served as a member and Chairman of our Board since August 2004. Dr. Rachesky brings significant corporate finance and business expertise to our Board due to his background as an investor and fund manager. Dr. Rachesky is the founder and since 1996 has been president of MHR Fund Management LLC, which is an investment manager of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. Dr. Rachesky also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries, including telecommunications, pharmaceuticals and media. Dr. Rachesky serves as a member and chairman of the boards of directors of Loral Space & Communications Inc. (NASDAQ: LORL), Telesat Canada and Lions Gate Entertainment Corp. (NYSE: LGF), and as a member of the boards of directors of Navistar International Corporation (NYSE:NAV) and Emisphere Technologies, Inc. (NASDAQ: EMIS). Dr. Rachesky previously served as a director of NationsHealth, Inc. (formerly NASDAQ: NHRX), Neose

Technologies, Inc. (formerly NASDAQ: NTEC) and Novadel Pharma, Inc. (OTCBB: NVDL). Dr. Rachesky holds a B.A. in molecular aspects of cancer from the University of Pennsylvania, an M.D. from the Stanford University School of Medicine and an M.B.A. from the Stanford University School of Business.

Richard R. Roscitt, 61, has served as a member of our Board since July 2011. Mr. Roscitt brings significant operational and industry expertise to our Board given his background as an executive of various telecommunications companies. From August 2007 until January 2010 Mr. Roscitt served as chairman and chief executive officer of SMobile Systems, Inc., a software company focused on smart phone and tablet security solutions for the enterprise, service provider and consumer markets which was acquired by Juniper Networks, Inc. Prior to that, Mr. Roscitt served as president and chief operating officer of MCI, Inc. and as president, chief executive officer and chairman of ADC Telecommunications Inc. (formerly NASDAQ: ADCT), a supplier of broadband network equipment and software. Prior to his leadership roles at these companies, Mr. Roscitt worked for 28 years in various roles at AT&T. Mr. Roscitt previously served as a director of ICT Group, Inc. (formerly NASDAQ: ICTG). Mr. Roscitt holds a B.E. from Stevens Institute of Technology and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Robert E. Switz, 66, has served as a member of our Board since July 2011. Mr. Switz brings significant operational and financial expertise to our Board given his background as an executive of various technology companies. Mr. Switz served as president, chief executive officer and a director of ADC Telecommunications, Inc. (formerly NASDAQ: ADCT), a supplier of broadband network equipment and software, from August 2003 until December 2010, when it was acquired by Tyco Electronics Ltd. From 1994 to 2003, Mr. Switz held numerous leadership roles with ADC. Prior to joining ADC, Mr. Switz was employed by Burr-Brown Corporation. Mr. Switz also serves as chairman of the board and member of the audit committee of Micron Technology, Inc. (NASDAQ: MU) and also serves on the boards of directors of GT Advanced Technologies Inc. (NASDAQ: GTAT) and Broadcom Corporation (NASDAQ: BRCM). Mr. Switz holds a B.S. in business administration from Quinnipiac University and an M.B.A. from the University of Bridgeport.

Michael B. Targoff, 68, has served as a member of our Board since September 1998. Mr. Targoff has significant operational and financial expertise as an investor in and executive of telecommunication companies. Since November 2005, Mr. Targoff has served as vice chairman and a member of the board of directors of Loral Space & Communications Inc. (NASDAQ: LORL) and served as its chief executive officer from March 2006 to December 2012. From 1998 to February 2006, Mr. Targoff was founder and principal of Michael B. Targoff & Co., a private investment company focused on telecommunications and related industry early stage companies. From 1996 to 1998, Mr. Targoff was the president and chief operating officer of Loral Space & Communications Ltd., having previously served as senior vice president and secretary of Loral Corporation. Before joining Loral Corporation in 1981, Mr. Targoff was a partner with the law firm of Willkie Farr & Gallagher LLP. Mr. Targoff also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries, including telecommunications. Mr. Targoff previously served on the boards of directors of CPI International, Inc. (NASDAQ: CPII), ViaSat, Inc. (NASDAQ: VSAT) and Infocrossing, Inc. (formerly NASDAQ: IFOX). Mr. Targoff holds a B.A. from Brown University and a J.D. from the Columbia University School of Law.

Vote Required

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named above. In no event may such shares be voted for the election of more than nine nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

Voting Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF LEAP’S NINE NOMINEES NAMED ABOVE

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board Meetings

Leap’s Board held ten meetings, including telephonic meetings, during the 2012 fiscal year. During the past fiscal year, each incumbent director attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served, other than Mr. Harkey who attended 69% of such meetings and Mr. Leavitt who attended 64% of such meetings.

Prior to the 2012 fiscal year, Mr. Harkey had attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served in each year since his election to Leap’s Board in March 2005. As of April 1, 2013, Mr. Harkey had attended all of the meetings of the Board and committees of the Board on which he serves during the current fiscal year.

Mr. Leavitt, who was elected to Leap’s Board in July 2011, attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served during the remainder of the 2011 fiscal year. As of April 1, 2013, Mr. Leavitt had attended all of the meetings of the Board and meetings of the committees of the Board on which he serves during the current fiscal year.

Director Attendance at Annual Meetings of Stockholders

Leap’s policy is to encourage the members of its Board to attend Leap’s annual meetings of stockholders. All of Leap’s directors attended the 2012 annual meeting of stockholders held on May 17, 2012.

Communications with Our Board

Any stockholder may communicate with the Board and its committees by addressing his or her communication to the Board, the independent directors, a committee of the Board, or an individual director by sending a communication addressed to the recipient group or individual at:

Leap Wireless International, Inc.

Attn: Board of Directors

c/o Corporate Secretary

5887 Copley Drive

San Diego, CA 92111

Copies of written communications received by the Corporate Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Leap or its business, or communications that relate to improper or irrelevant topics. Any such improper communication will be made available to any non-employee director upon request.

Director Independence

The Board has determined that, except for Mr. Hutcheson, all of its members are independent directors as defined by the NASDAQ Stock Market listing standards. Mr. Hutcheson is not considered independent because he is employed by us as our CEO.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Chairman is to be selected by our Board in accordance with Leap’s Amended and Restated Bylaws (our “Bylaws”). The Board considers its leadership structure and the role and responsibilities of its Chairman based upon the needs of the Company, with the objective of providing effective, independent oversight of management. Since 2004, the Board has separated the positions of Chairman and CEO. The Board believes that this leadership structure is appropriate at this time to maximize the effectiveness of its oversight of management and to provide a perspective that is separate and distinct from that of management.

Standing Committees of the Board of Directors

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.    Our Audit Committee currently consists of Mr. Targoff (Chairman), Mr. LaPenta and Mr. Leavitt. Each member of the Audit Committee is an independent director, as defined by the NASDAQ Stock Market listing standards. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. The functions of this Committee include:

•	appointment, compensation, retention and oversight of our independent registered public accounting firm and senior internal audit executive;

•	pre-approval of audit and non-audit services to be rendered by our independent registered public accounting firm;

•

review of the independence and quality control procedures of our independent registered public accounting firm and the experience and qualifications of the senior personnel from our independent registered public accounting firm providing audit services to us;

•

meeting with our management, our independent registered public accounting firm and our senior internal audit executive in connection with our annual audit to discuss: (i) the scope of the audit, the procedures to be followed and the staffing of the audit; (ii) major issues regarding accounting principles and financial statement presentations, complex or unusual transactions and other special financial issues; (iii) analyses prepared by management or the independent registered public accounting firm of significant financial reporting issues and judgments made in connection with the preparation of our financial statements; and (iv) the effect of recent regulatory and professional accounting pronouncements and off-balance sheet structures on our financial statements;

•

reviewing our financial statements and periodic reports and discussing these statements and reports with our management and our independent registered public accounting firm, and considering whether such statements and reports are complete and consistent with information known to the Audit Committee members;

•

meeting separately with representatives from the independent registered public accounting firm: (i) regarding any problems or difficulties encountered during the course of the audit work; (ii) to discuss the report the independent registered public accounting firm is required to make to the Audit Committee; and (iii) to discuss the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

•	generally reviewing and approving related party transactions;

•	discussing with management the Company’s policies with respect to risk assessment and risk management; and

•	determining whether to recommend to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year subject to the audit.

Representatives from our independent registered public accounting firm and our internal audit department regularly meet privately with the Audit Committee and have unrestricted access to this committee. The Audit Committee held four meetings during the 2012 fiscal year. A copy of the Audit Committee Charter adopted by Leap’s Board is posted in the Investor Relations section of Leap’s website at www.leapwireless.com. The information on our website is not part of this proxy statement or any other report or registration statement that we furnish to or file with the SEC.

Compensation Committee.    Our Compensation Committee currently consists of Dr. Rachesky, Mr. Roscitt and Mr. Targoff. All members of the Compensation Committee are independent directors, as defined by the NASDAQ Stock Market listing standards. The functions of this Committee include:

•	reviewing our compensation philosophy and our employee compensation and benefit plans;

•	reviewing and approving corporate goals and objectives relating to the compensation of our CEO, and evaluating the performance of, and determining and approving the compensation of, our CEO;

•	evaluating the performance of our other executive officers, and reviewing and approving, or modifying, the recommendations of our CEO regarding compensation of such executive officers;

•	reviewing and approving any employment contracts and special employment arrangements to be entered into by Leap with any executive officer;

•	granting awards under, and setting and evaluating performance targets under, annual bonus and long-term incentive compensation plans for our executive officers; and

•	reviewing and approving, as well as reviewing and discussing with our management, the Compensation Discussion and Analysis to be included in our Annual Report on Form 10-K and proxy statement.

The Compensation Committee held seven meetings during the 2012 fiscal year. A copy of the Compensation Committee Charter adopted by Leap’s Board is posted in the Investor Relations section of Leap’s website at www.leapwireless.com. Under the Compensation Committee Charter, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, and may delegate to one or more officers of Leap any or all of the Committee’s responsibilities to grant awards under Leap’s stock incentive plans to eligible participants (other than to Leap’s executive officers).

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee currently consists of Dr. Rachesky (Chairman), Mr. Harkey, Mr. Kramer and Mr. Roscitt. All members of the Nominating and Corporate Governance Committee are independent directors, as defined by the NASDAQ Stock Market listing standards. The functions of this Committee include:

•	identifying qualified candidates to become members of our Board;

•	recommending to the Board candidates for nomination for election as directors at each annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	recommending the membership of committees of the Board;

•	recommending to the Board candidates for appointment to fill vacancies on our Board;

•	overseeing the annual evaluation of the performance of the Board; and

•	overseeing our corporate governance guidelines.

The Nominating and Corporate Governance Committee held three meetings during the 2012 fiscal year. A copy of the Nominating and Corporate Governance Committee Charter adopted by Leap’s Board is posted in the Investor Relations section of Leap’s website at www.leapwireless.com.

Director Nomination Process

Director Qualifications

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings to our company a variety of perspectives and skills derived from high quality business and professional experience. In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following criteria, among others that the committee deems appropriate:

•	personal and professional integrity, ethics and values;

•

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

•	experience in our industry;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of our operations; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The Nominating and Corporate Governance Committee has no stated minimum criteria for director nominees. In evaluating director nominees, in addition to the criteria described above, the Nominating and Corporate Governance Committee may consider other factors that it deems to be appropriate and in the best interests of Leap and its stockholders. The Nominating and Corporate Governance Committee considers each nominee in the context of the Board as a whole, with the objective of assembling a group that can best contribute to the success of our business and represent stockholder interests through the exercise of sound judgment, using its diversity of perspectives, skills and experiences.

The Nominating and Corporate Governance Committee also believes it is appropriate for at least one, and preferably several, members of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our Board be independent directors, as defined under the NASDAQ Stock Market listing standards. At this time, the Nominating and Corporate Governance Committee also believes it is appropriate for our CEO to serve as a member of our Board. As indicated above, our Board has determined that all of the members of our Audit Committee are “audit committee financial experts” and that all of its members (except for Mr. Hutcheson) are independent directors.

Process for Identification and Evaluation of Nominees for Director

Nominating and Corporate Governance Committee Process.    The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such a case, the Nominating and Corporate Governance Committee generally polls the Board and members of management for their recommendations. The Nominating and Corporate Governance Committee may also seek input from industry experts or analysts. Once candidates are identified, the Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are then interviewed by the Nominating and Corporate Governance Committee and certain other of our independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to the Board. From time to time, the Nominating and Corporate Governance Committee has also engaged the services of a professional search firm to assist in identifying and recruiting potential candidates.

Recommendations from Stockholders.    The Nominating and Corporate Governance Committee’s policy is to consider and evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received any director candidate recommendations from our stockholders to date. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.

Stockholders wishing to recommend a candidate for nomination for election as a director must do so in writing addressed to the Corporate Secretary of Leap. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes this candidate is qualified for service on our Board. The stockholder must also provide such other information about the candidate as would be required by SEC rules to be included in a proxy statement about the candidate. In addition, the stockholder must include the written consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the recommendation or nomination. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate, the recommendation must be received by our Corporate Secretary at our principal executive offices by the deadline for submitting proposals to be included in the proxy statement for the next annual meeting of stockholders, as described below in the section entitled “Stockholder Proposals.” Recommendations received after such date will not be timely for consideration in connection with that year’s annual meeting of stockholders.

Nominations by Stockholders.    Nominations of persons for election to the Board may be made at the Annual Meeting by any stockholder who is entitled to vote at the meeting and who has complied with all of the procedures set forth in Article II, Section 8 of the Bylaws. These procedures require stockholders to give timely notice in writing and in proper form to the Corporate Secretary of Leap. Any such notice must contain the information about both the nominee and the nominating stockholder required by the Bylaws, as well as the nominee’s written consent to being named in the proxy and to serving as a director if elected. Stockholders are encouraged to review the Bylaws for a complete description of the procedures. Nominations that do not comply with the requirements set forth in the Bylaws will not be considered for presentation at the Annual Meeting. You may contact the Corporate Secretary of Leap for a copy of the relevant bylaw provisions regarding the requirements for nominating persons for election to the Board.

Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board is regularly updated regarding risks that we face, including those that may impact our financial and operational performance, our credit and liquidity profile and other elements of our strategic plans. The Audit Committee assists the Board in this function and is charged with oversight of our policies regarding risk assessment and management, including our policies regarding management of financial risk exposure and review of related party transactions. The Board’s other standing committees also have responsibilities with respect to risk oversight. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, including considering whether any director nominees have relationships or potential conflicts of interest that could affect their independence. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed of risks we face through reports from our committees and management.

EXECUTIVE OFFICERS

Biographical information for the executive officers of Leap as of the date of this proxy statement (other than Mr. Hutcheson) is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer. Executive officers serve at the discretion of the Board and until their successors have been duly elected and qualified, unless sooner removed by the Board.

Name	Age	Position

Jerry V. Elliott	54	President and Chief Operating Officer

William D. Ingram	56	Executive Vice President, Strategy

R. Perley McBride	47	Executive Vice President and Chief Financial Officer

Robert A. Strickland	51	Executive Vice President and Chief Technical Officer

Robert J. Irving, Jr.	57	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Anne M. Liu	52	Senior Vice President and Chief Accounting Officer

Jerry V. Elliott has served as our president and chief operating officer, or COO, since November 2012. Mr. Elliott previously served as our executive vice president and CFO from May 2012 to December 2012. Prior to joining us, from 2009 to 2011 Mr. Elliott served as chief financial officer and chief administrative officer of The Weather Channel, Inc. In 2009, Mr. Elliott served as chief financial officer at Virgin Media, Inc., where he led all aspects of finance, strategy and planning, purchasing, facilities and information services. In 2008, he served as chief operating officer and chief financial officer of Cengage Learning, Inc., a digital and print provider of higher education materials. Prior to that, from 2006 until it was acquired by Crown Castle in 2007, Mr. Elliott served as the president and chief executive officer of Global Signal, Inc., an owner, lessor and manager of communication towers and other communications sites. From 2002 to 2006, he served as chief financial officer, and later as president and a director, of Frontier Communications, a provider of communication services. From 1987 to 2002, Mr. Elliott held a number of financial, legal and management roles in the investment banking and legal fields. Mr. Elliott holds a B.B.A. in Accounting and Finance and a J.D. from Baylor University and an LL.M. in Taxation from New York University.

William D. Ingram has served as our executive vice president, strategy since February 2012. Mr. Ingram previously served as acting CFO from March 2012 to May 2012, as senior vice president, strategy from April 2008 through February 2012, as senior vice president, financial operations from February 2008 to April 2008, and as a consultant to us from August 2007 to February 2008. Prior to joining us, Mr. Ingram served as vice president and general manager of AudioCodes, Inc., a telecommunications equipment company from July 2006 to March 2007. Prior to that, Mr. Ingram served as the president and chief executive officer of Nuera Communications, Inc., a provider of VoIP infrastructure solutions, from September 1996 until it was acquired by AudioCodes, Inc. in July 2006. Prior to joining Nuera Communications in 1996, Mr. Ingram served as the chief operating officer of the clarity products division of Pacific Communication Sciences, Inc., a provider of wireless data communications products, as president of Ivie Industries, Inc., a computer security and hardware manufacturer, and as president of KevTon, Inc., an electronics manufacturing company. Mr. Ingram holds an A.B. in economics from Stanford University and an M.B.A. from Harvard Business School.

R. Perley McBride has served as our executive vice president and CFO since December 2012. Prior to joining us, from September 2011 to December 2012 Mr. McBride served as the executive vice president of finance at The Weather Company, or TWC (which consists of The Weather Channel television network, The Weather Channel digital properties (weather.com and The Weather Channel mobile), Weather Underground, and the professional division, which includes Weather Services International and Weather Central), overseeing the company’s accounting, tax, treasury, procurement, real estate, facilities, financial planning and analysis, operational and strategic planning, risk and insurance, and corporate development functions. Prior to that, Mr. McBride served in senior vice president positions at TWC from April 2010 to September 2011, overseeing treasury, procurement, real estate, facilities, financial planning and analysis, operational and strategic planning, and corporate development functions. From August 1999 to April 2010, Mr. McBride served in finance roles at Frontier Communications, a provider of communication services, including as vice president of financial planning and analysis. Prior to that, from April 1994 to August 1999 Mr. McBride held accounting and finance roles with Sprint PCS and Citizens Communications. Mr. McBride holds a B.S. from Mount Allison University in Canada and an M.B.A. from the University of Houston.

Robert A. Strickland has served as our executive vice president and chief technical officer since February 2012. Prior to joining us, Mr. Strickland ran his own consulting firm, providing strategic IT and go-to-market operational planning as well as enterprise IT validation to companies and their customers. From 2006 to 2010, he served as senior vice president and chief information officer at T-Mobile USA, responsible for all software development (including handsets and related infrastructure elements), the company’s billing, customer care and other related systems and all telecommunications platforms. Prior to joining T-Mobile USA, he served as senior vice president and chief information officer at EchoStar Communications from 2005 to 2006. From 2004 to 2005 he served as president and chief operating officer of Silas Technologies Holdings, leading the company through a reorganization and new business plan. From 2001 to 2004 he served as chief executive officer of Xperts, an IT integration and services company. From 1998 to 2001, Mr. Strickland held several chief technology officer positions with Landmark Communications, a privately-owned holding company. From 1984 to 2004, Mr. Strickland held a number of IT, engineering and programming roles in the cable, education and computer industries. Mr. Strickland graduated from Brandeis University with a B.A. in mathematics.

Robert J. Irving, Jr. has served as our senior vice president, chief administrative officer, general counsel and secretary since November 2012. Mr. Irving previously served as our senior vice president, general counsel and secretary from May 2003 and November 2012, as our vice president, legal from August 2002 to May 2003, and as our senior legal counsel from September 1998 to August 2002. Prior to that, Mr. Irving served as administrative counsel for Rohr, Inc., a corporation that designed and manufactured aerospace products from 1991 to 1998, and prior to that served as vice president, general counsel and secretary for IRT Corporation, a corporation that designed and manufactured x-ray inspection equipment. Before joining IRT Corporation, Mr. Irving was an attorney at Gibson, Dunn & Crutcher. Mr. Irving was admitted to the California Bar Association in 1982. Mr. Irving holds a B.A. from Stanford University, an M.P.P. from The John F. Kennedy School of Government of Harvard University and a J.D. from Harvard Law School.

Anne M. Liu has served as our senior vice president and chief accounting officer since November 2012. Ms. Liu previously served as our vice president and controller from December 2008 to November 2012 and as our assistant controller from December 2006 to December 2008. Prior to joining us, Ms. Liu served in a number of accounting and finance roles with Science Applications International Corporation (SAIC), a scientific, engineering, and technology applications company, between March 1990 and November 2006, including as vice president of finance. Between September 1983 and March 1990, Ms. Liu held various audit positions with Deloitte (formerly Touche Ross). Ms. Liu holds a B.A. in government from Pomona College and is a certified public accountant.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, describes the principles and objectives of our executive compensation program, how we applied those principles in compensating our named executive officers for 2012 and how our compensation programs are linked to the Company’s financial and operational performance, the individual performance of our named executive officers and the Company’s stock price performance.

Our named executive officers for 2012 (as set forth in the table below entitled “Summary Compensation”) include:

•	S. Douglas Hutcheson, our CEO;

•	R. Perley McBride, our executive vice president and CFO;

•	Jerry V. Elliott, our president and COO;

•	William D. Ingram, our executive vice president, strategy;

•	Robert A. Strickland, our executive vice president and chief technical officer; and

•	Robert J. Irving, Jr., our senior vice president, chief administrative officer, general counsel and secretary.

Our named executive officers for 2012 also include the following former officers: Robert A. Young, our former executive vice president and chief marketing officer; Walter Z. Berger, our former executive vice president and CFO; and Raymond J. Roman, our former executive vice president and COO.

Executive Summary

Our executive compensation program is designed to attract, motivate and retain talented executives and to provide incentives to them to drive our financial and operational objectives and create long-term stockholder value. The Company’s executive compensation philosophy is that executive officers’ pay should be closely aligned to both corporate and individual performance.

Results of 2012 Say-on-Pay Vote

Under the current methodology approved by our Board, stockholders approve, on an advisory basis, the compensation of our named executive officers on an annual basis – often referred to as a “say-on-pay” vote. At our 2012 annual meeting of stockholders, we received votes “FOR” our executive compensation program from 86% of the votes cast. This approval rate represented a significant increase from our 2011 annual meeting, where we received “FOR” votes from approximately 66% of the votes cast. We believe that this increase reflects recognition from our stockholders of the significant changes we made to our executive compensation programs, including our increased focus on providing performance-based compensation described further below.

Following our 2012 annual meeting, the Compensation Committee again evaluated our executive compensation program to ensure that it remained consistent with the Compensation Committee’s philosophy and objectives, including providing incentives to accomplish significant corporate, individual and stock price performance. We also continued to consider stockholder input and feedback regarding our executive compensation practices. As part of our general investor outreach, management routinely meets with stockholders throughout the year to discuss input or concerns they may have, which may include discussions regarding our financial and operational performance as well as our executive compensation practices.

To assist with the review of our executive compensation programs, the Compensation Committee worked with Mercer (US), Inc., or Mercer, its independent compensation consultant. As a result of this re-evaluation, the Compensation Committee decided to generally retain our existing approach to executive officer compensation, which emphasizes variable compensation that rewards our most senior executives when they deliver value for our stockholders and long-term incentive awards in the form of performance-based vehicles.

2012 Financial and Operational Performance

For the Company, 2012 was a year of continued intense competition within the wireless industry and further transition in our business. Growth continued to slow in the prepaid wireless segment that we serve and consumer demand for higher-priced devices shifted momentum back toward postpaid wireless carriers, which offer lower out-the-door device pricing by locking customers into two-year contracts. We have continued to take actions to address the evolving competitive and economic environment and position the Company for improved financial and operating performance, including focus on the following strategic priorities:

•

Deliver Superior Customer Experience. Because we offer monthly services without a fixed-term contract, we are required to earn our customers’ business every month. In 2012, we introduced new customer experience initiatives, including improving our device activation process, significantly improving the quality of our device portfolio through the introduction of higher-end smartphones such as the iPhone® and Samsung Galaxy handsets, and improving the in-store and call-center experience provided to our customers.

•

Retain and Expand Our Customer Base by Providing Value. In 2012, we continued to update our product and service offerings to better meet the needs of our current customers and to attract and retain new ones, including by improving our Muve Music® service, which is now offered for no additional cost in service plans for our Android-based smartphones, and expanding our Lifeline service offerings, which provide qualifying low-income customers with a subsidized discount on their wireless service. In addition, we introduced a third-party device leasing program in certain of our markets to help customers manage the cost of purchasing a handset, and we plan to expand the availability and type of handset financing programs we offer in 2013.

•

Focus on Smart Investments. Our strategy is to be disciplined in pursuing investment initiatives and to remain focused on our position as a low-cost provider of wireless telecommunications. During 2012, we increased pricing on our handsets in an effort to better manage device subsidies and promote the addition of longer-tenured customers, and we began to streamline and reduce our number of direct and indirect dealer locations to increase the productivity of more attractive locations. We also continued to deploy next-generation 4G LTE network technology, with approximately 21 million potential customers in our network footprint covered by the end of fiscal 2012.

The increased competitive environment and changes we introduced in our business impacted our 2012 financial and operational results:

•

Increased Revenues and ARPU — We generated total revenues of $3,142 million and service revenues of $2,947 million, which increased 2.3% and 4.2%, respectively, over fiscal 2011. In addition, average service revenue per user per month, or ARPU, for fiscal 2012 increased to $42.22, up from $40.72 for fiscal 2011, reflecting increased customer uptake of higher-priced service plans for our smartphones and Muve Music service. For a definition of ARPU and a reconciliation of ARPU to service revenues, please see Appendix A to this proxy statement.

•

Increased Adjusted OIBDA — We produced $601.2 million of adjusted operating income before depreciation and amortization, or OIBDA, during fiscal 2012, a 7% increase over fiscal 2011, reflecting benefits from our continued cost management efforts. For a definition of adjusted OIBDA and a reconciliation of adjusted OIBDA to operating income (loss), please see Appendix A to this proxy statement.

•	Customer Results — We lost approximately 637,000 net customers in fiscal 2012, compared to the approximately 416,000 net customers that we gained in the prior year.

2012 Compensation Decisions

The compensation earned by our named executive officers for 2012 reflected the Compensation Committee’s overall pay philosophy, including its objective to provide competitive compensation opportunities and its emphasis on providing a substantial portion of executive pay in the form of variable or at-risk compensation that links the value of executive pay to corporate, individual and stock price performance. Compensation amounts earned by our named executive officers in 2012 were significantly influenced by the Company’s financial and operational performance, reflected by the following:

•

Total Direct Compensation Heavily Weighted Towards Variable Compensation Elements — For 2012, approximately 85% of the CEO’s total target compensation was variable or at-risk and between approximately 65% to 80% of the total target compensation of the other named executive officers was variable or at-risk.

•

Modest Increases to Base Salaries — In 2012, Mr. Hutcheson’s base salary was increased to $850,000, which together with his target annual cash bonus was between the 25th and 50th percentile of the total cash compensation opportunity provided to chief executive officers by those companies against which we measured our compensation. Most other named executive officers received modest base salary increases in 2012 of approximately 4%. Messrs. Ingram and Irving also received base salary increases in connection with expansions of their respective internal roles and responsibilities.

•

Below-Target Bonus Awards for Officers — Target amounts for 2012 annual cash bonuses were unchanged from the prior year, again based upon the Compensation Committee’s determination that such targets were reasonable and appropriate. Based upon the Company’s financial and operational performance in 2012, our named executive officers received bonus awards at less than 50% of the target levels for such awards.

•

Long-Term Incentive Compensation Tied to Leap Performance — A significant portion of the named executive officers’ 2012 compensation consisted of long-term incentive compensation tied in a meaningful way to stock price performance and/or Company performance, thus further aligning our executive officers’ interests with those of our stockholders.

•

Stock Options. Approximately 30% of the refresh awards granted to our named executive officers in 2012 (40%, in the case of our CEO) consisted of stock options granted pursuant to our 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended, or the 2004 Plan. These option awards vest in annual installments over four years and have an exercise price equal to the fair market value of Leap common stock on the grant date ($10.10 per share), thus providing value to our executive officers only to the extent that we realize increases in our stock price. On April 1, 2013, the last reported sales price of Leap common stock on the NASDAQ Global Select Market was $5.81 per share.

•

Performance-Based Deferred Stock Units and Cash Awards. Approximately 30% of the refresh awards granted to our named executive officers in 2012 (40%, in the case of our CEO) consisted of performance-based deferred stock units granted pursuant to the 2004 Plan and approximately 40% of the refresh awards (20% in the case of our CEO) consisted of performance-based cash awards. The number of shares to be issued with respect to the deferred stock units and the amount of the cash awards to be paid will range from 0% to 200% of the target amount of the awards, depending upon the extent to which the Company meets performance measures for each of 2012 and 2013. For 2012, financial and operational performance was determined relative to two key metrics – adjusted OIBDA and net customer additions. The Compensation Committee chose to link the opportunities available under our long-term incentive program to these metrics because they are important criteria that we and our investors use to analyze our performance, and achievement of these measures depends in many respects upon the efforts and contributions of our named executive officers. In addition, the awards were issued subject to a requirement that in order for any cash awards to be distributed at the end of the two-year performance period, and, with respect to certain of the executive officers that received deferred stock units, for any shares to be issued in respect of those deferred stock units, the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting dates must be greater than $10.10 per share, the closing price of Leap common stock when the awards were originally granted. Otherwise, no cash awards would be eligible for distribution nor would any shares be issued with respect to those deferred stock units, until the average of the closing prices of Leap common stock for any subsequent 30-calendar day period is greater than such amount. If the average of the closing prices of Leap common stock has not exceeded such amount for a 30-calendar day period within one year following the applicable vesting date, that portion of the deferred stock units or cash award would terminate. This minimum share price requirement did not apply to the deferred stock units granted to our CEO nor does it apply to deferred stock units held by executive officers who have elected to amend their severance agreements with the Company to broaden the definition of “cause” under such agreements. Due to the fact that the Company did not meet the threshold performance targets for 2012 for purposes of these performance-based awards, our named executive officers did not receive any vesting credit for 2012 performance under these awards.

Compensation Philosophy and Objectives

As described above, our compensation and benefits programs are designed to attract and retain key employees necessary to support our business plans and to create and sustain a competitive advantage for us in the market segment in which we compete. For all of our executive officers, a substantial portion of total compensation is performance-based. We believe that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis and linked to specific, measurable results intended to create value for stockholders.

In particular, our fundamental compensation philosophies and objectives for executive officers include the following:

•	Using total compensation to recognize each individual officer’s scope of responsibility within the organization, experience, performance and overall contributions to our company.

•	Providing incentives to accomplish significant corporate, individual and stock price performance by linking incentive award opportunities to achievement in these areas.

•

Using external compensation data from similarly-sized telecommunications and technology companies as part of our due diligence in determining base salary, target bonus amounts and long-term incentive compensation for our individual officers.

•	Using long-term incentive compensation awards to align employee and stockholder interests and to attract, motivate and retain employees and enable them to share in our long-term success.

Procedures for Determining Compensation Awards

The Compensation Committee

The Compensation Committee has primary authority to determine and recommend the compensation payable to our executive officers. In fulfilling this oversight responsibility, the Compensation Committee reviews the performance of our senior executive management team on an annual basis in light of the Company’s compensation philosophies and objectives described above. To aid the Compensation Committee in making its compensation determinations, our CEO, assisted by our chief administrative officer, provides recommendations to the Compensation Committee regarding the compensation of the other executive officers. Our CEO does not participate in decisions regarding his own compensation.

In addition, the Compensation Committee has retained Mercer, a consulting firm specializing in executive compensation matters, to assist the committee in evaluating our compensation programs, policies and objectives and to provide advice and recommendations on the amount and form of executive and director compensation. Mercer began providing these services to the Compensation Committee in January 2006. Mercer’s fees for providing services to us in 2012 were approximately $195,000. In addition, certain affiliates of Mercer provided us with brokerage advisory services in 2012 for which we paid fees of approximately $28,000. After review and consultation with Mercer, the Compensation Committee has determined that Mercer is independent and there is no conflict of interest resulting from retaining Mercer currently or during the year ended December 31, 2012. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NASDAQ listing standards.

Comparison of Compensation to Market Data and Determination Process

The Compensation Committee strives to provide compensation opportunities that are competitive with the market in which Leap competes for executive talent. Consistent with this goal, the Compensation Committee regularly reviews the compensation we provide to our officers to that provided by other companies against which we compete for executive talent. To aid the Compensation Committee in this review, management and/or Mercer periodically prepares a comparison of executive compensation levels at similarly-sized telecommunications and technology companies. This comparison typically includes statistical summaries of compensation information derived from a number of large, third-party studies and surveys, which, for purposes of considering 2012 compensation for our executive officers, included the Radford Executive Survey and the Culpepper U.S. Survey. These summaries and databases contain executive compensation information for telecommunications, wireless and other companies, although the surveys do not provide the particular names of those companies whose pay practices are surveyed with respect to any particular position being reviewed. In addition to this third-party survey information, Mercer also presented comparative compensation information for a select number of other telecommunications companies. As part of its review of compensation for 2012, the Compensation Committee reviewed comparative data prepared by Mercer with respect to executive officer compensation provided by the following companies: American Tower, CenturyLink, Crown Castle International, Frontier Communications, MetroPCS Communications, NII Holdings, Telephone and Data Systems, TW Telecom, U.S. Cellular and Windstream. This peer group represented a select group of companies in the telecommunications industry against which we compete for executive talent, with revenues of between approximately $1 billion and $7 billion.

Our Compensation Committee generally compares the total compensation opportunity we provide to our executive officers — consisting of base salary, annual performance bonuses and long-term incentive awards — to compensation levels at the 25th, 50th and 75th percentile of compensation awarded to executive officers with similar positions at comparable companies. Comparative compensation levels, however, are only one of several factors that our Compensation Committee considers in determining compensation levels for our executive officers, and the individual elements of an executive officer’s targeted overall compensation opportunity vary relative to these percentiles based on other considerations, including the executive officer’s experience and tenure in his or her position, his or her relative importance to the Company and his or her individual performance, leadership and other skills. The extent to which actual compensation to be received by an executive may materially deviate from the targeted total compensation opportunity will also depend upon Leap’s corporate and operational performance and the individual performance of the particular officer for the year. This approach is intended to ensure that there is a direct relationship between Leap’s overall financial and operational performance and each individual named executive officer’s total compensation.

In general, we seek to provide executive officers who have the greatest influence on our financial and operating success with compensation packages in which their long-term incentive awards provide a significant portion of their total compensation opportunity. Thus, we make the most substantial incentive awards to our senior executive management team, comprised of our CEO, president, executive vice presidents and senior vice presidents. In addition, we seek to provide vice presidents and other employees who have significant influence over our operating and financial success with equity incentives that provide high retention value and alignment of these managers’ interests with those of our stockholders. For 2012, a substantial portion of each named executive officer’s potential compensation opportunity was comprised of his annual performance bonus and long-term incentive awards. We have not, however, adopted any other formal or informal policies or guidelines for allocating compensation between long-term and short-term incentives, between cash and non-cash compensation, or among different forms of non-cash compensation. We have adopted stock ownership guidelines for our directors and executive officers, which are described further below.

Because the compensation levels of our named executive officers reflect, in part, compensation levels associated with the varying roles and responsibilities of corporate executives in the marketplace, there were differences in the 2012 compensation amounts awarded to our named executive officers. These differences generally arose from the relatively higher compensation opportunities provided to our CEO, president and executive vice presidents relative to other officers, as well as the significant equity awards provided to Messrs. Elliott, Strickland and McBride in 2012 upon their joining the Company.

Elements of Executive Compensation

Leap’s executive officer compensation program is comprised of three primary components: base salary; short-term incentive compensation in the form of an annual cash bonus; and long-term incentive compensation, primarily in the form of stock options, restricted stock awards, deferred stock units and performance-based deferred stock units and/or cash awards. We also provide certain additional employee benefits and retirement programs to our executive officers, as well as severance and change in control benefits.

Base Salary

The base salary for each executive officer is generally established through negotiation at the time the executive is hired, taking into account the executive’s qualifications, experience, prior salary and competitive salary information. As discussed above, in determining base salaries for our executive officers, the Compensation Committee considers compensation paid to officers at comparable companies. In addition, each year the Compensation Committee determines whether to approve merit increases to our executive officers’ base salaries based upon the Company’s prior year performance, the officer’s individual performance, competitive salary information for comparable companies and the recommendations of our CEO.

At the beginning of 2012, the Compensation Committee increased Mr. Hutcheson’s base salary from $750,000 to $850,000 in recognition of its assessment of his performance during the prior year and to bring his annual cash compensation closer to the median of that provided to chief executive officers at comparable companies. Even with the increase, Mr. Hutcheson’s base salary and his annual target bonus were collectively between the 25th and 50th percentile of total cash compensation opportunity provided by those companies against which we measured our compensation. The Compensation Committee also increased Mr. Ingram’s base salary from $300,000 to $350,000 in connection with his promotion to executive vice president and his agreement to serve as acting CFO while the Company searched for a permanent CFO (during which approximate two-month period, Mr. Ingram received a base salary of $450,000). At the end of 2012, the Compensation Committee also increased Mr. Irving’s base salary from $320,000 to $420,000 in connection with the expansion of his responsibilities and his promotion to chief administrative officer. Our other named executive officers received base salary increases in 2012 of approximately 4%.

Our named executive officers’ base salaries for 2012 are set forth in the table below entitled “Summary Compensation” and are prorated to reflect changes in their base salaries during the year.

Annual Performance Bonus

We provide an annual cash performance bonus opportunity to our executive officers. The purpose of these bonus awards is to provide an incentive to our executive officers to assist us in achieving our principal financial and operating objectives.

Determination of Target Bonus Amounts

Target and maximum bonus amounts payable to our executive officers are established by the Compensation Committee early in the year as a percentage of each individual executive officer’s base salary. For 2012, the target amounts of the bonuses were generally unchanged from 2011 levels, again based upon the Compensation Committee’s determination that such targets were reasonable and appropriate. The target amounts were set at 100% of base salary for our CEO, 80% of base salary for our executive vice presidents and 65% of base salary for our senior vice presidents. The Compensation Committee also established a target amount of 90% for our president and COO when he was originally hired by the Company in May 2012.

The actual bonus award payable to the executive officers can range from 0% to 200% of the target based on relative corporate and individual performance, subject to the Compensation Committee’s discretion to increase or decrease such amount. These target and maximum bonus amounts are based, in part, on the Compensation Committee’s review of cash bonus opportunities provided to similarly-situated executives of other comparable and surveyed companies, as described above. In determining the potential bonus opportunity for an executive officer for a given year, the Compensation Committee generally intends that approximately 75% of the targeted amount be based upon Leap’s corporate performance and that approximately 25% be based upon the officer’s individual performance.

Determination of Actual Bonus Amounts

As indicated above, an important objective of our compensation program is to provide incentives to our executives to accomplish significant strategic, financial and individual performance. As a result, the actual amount of a bonus earned by an executive officer for a given year depends upon corporate and individual performance. Our corporate performance has historically been reviewed by reference to two key performance metrics: (i) a financial measure we call adjusted OIBDA, which we define as operating income (loss) before depreciation and amortization, adjusted to exclude the effects of: gain/(loss) on sale, exchange or disposal of assets, net; impairments and other charges; and share-based compensation expense or benefit; and (ii) our number of net customer additions. We believe that achievement of these performance metrics is dependent in many respects upon the efforts and contributions of our named executive officers and their individual performance. When reviewing Leap’s annual corporate performance, the Compensation Committee has the ability to consider any significant investments or special projects undertaken during the year which may have impacted or not been reflected in the Company’s financial or operational results.

Individual performance is determined for our CEO and other executive officers based upon the Compensation Committee’s qualitative assessment of their performance for the year. For executive officers other than our CEO, the Compensation Committee also considers ratings assigned to each individual by our CEO in connection with his assessment of their performance during the year.

2012 Performance Bonus Awards

For 2012, the goals to permit each of our named executive officers to receive 100% of their target bonus for corporate performance were: (i) $675 million of adjusted OIBDA; and (ii) 600,000 net customer additions. The threshold levels, below which no performance bonus would be paid, were: (i) approximately 84% of the adjusted OIBDA target; and (ii) approximately 70% of the net customer additions target. For the year ended December 31, 2012, the Company achieved approximately 89% of its adjusted OIBDA target, but did not meet its net customer additions target. As a result, the Compensation Committee approved bonuses for the named executive officers relating to our corporate performance that represented approximately 32% of their target bonuses. These amounts are set forth in the table below entitled “Summary Compensation” in the column entitled “Non-Equity Incentive Plan Compensation.”

With respect to the portion of the bonus based upon individual performance, the Compensation Committee determined the amount of the bonus based, in part, upon a rating assigned to each individual by our CEO based upon his assessment of such individual’s achievement of performance goals, as well as the Compensation Committee’s more subjective and qualitative assessment of his overall performance. In particular, the Compensation Committee considered, among other things, the following accomplishments and achievements of our named executive officers:

•	Mr. Hutcheson’s leadership of the Company’s senior management team and his development and oversight of strategic and operational initiatives;

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Mr. Elliott’s oversight of the Company’s finance, accounting and investor relations functions as our CFO, his promotion to our president and COO and the transition to him of responsibility for the Company’s sales and operations;

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Mr. Ingram’s management of the Company’s strategic initiatives and business development activities, his service to the Company as interim CFO and the transition to him of leadership for the Company’s Muve Music product offering;

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Mr. Strickland’s leadership of the Company’s network operations and IT infrastructure, including our deployment of next-generation LTE services to approximately 21 million potential customers in our network footprint by the end of 2012;

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Mr. Irving’s oversight of the Company’s legal department and government affairs functions and the transition to him of responsibility for the Company’s human resources and investor relations departments; and

•	Mr. Young’s leadership of the Company’s field and sales operations and his oversight over the improved distribution of the Company’s products and services.

However, due to the fact that the Company achieved the threshold level for only one of the two corporate performance measures, the Compensation Committee reduced in half the amount of each executive officer’s individual performance bonus. The amounts paid to the named executive officers based upon their individual performance are set forth in the table below entitled “Summary Compensation” in the column entitled “Bonus.”

The aggregate cash bonuses paid to our named executive officers based on corporate performance and individual contributions were as follows (constituting the respective percentage of their target bonus opportunities indicated in parentheses): Mr. Hutcheson: $363,781 (43%); Mr. Elliott, $166,648 (45%); Mr. Ingram, $120,932 (43%); Mr. Strickland, $143,559 (43%); Mr. Irving, $96,076 (43%); and Mr. Young, $129,381 (37%). Mr. McBride joined us as executive vice president and CFO in November 2012 and was not eligible to receive a cash bonus award for 2012. Messrs. Berger and Roman left the Company prior to the end of 2012 and did not receive cash bonus awards for the year.

Long-Term Incentive Compensation

We generally provide long-term incentive compensation to our executive officers and other selected employees through the 2004 Plan. The 2004 Plan was approved and adopted by the Compensation Committee in 2004 pursuant to authority delegated to it by the Board and is generally administered by the Compensation Committee. See “— 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan” for additional information regarding the 2004 Plan. In February 2009, we adopted the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc., or the 2009 Inducement Plan, to make awards to new employees as an inducement to commence employment with us. The 2009 Inducement Plan was approved by the Board and is also administered by the Compensation Committee. See “— 2009 Employment Inducement Equity Incentive Plan” for additional information regarding the 2009 Inducement Plan.

Under these plans, we grant our executive officers and other selected employees non-qualified stock options at an exercise price equal to (or greater than) the fair market value of Leap common stock (as determined under the plans) on the date of grant. Historically, we have granted restricted stock at a nominal purchase price or for no purchase price in exchange for services previously rendered to Leap or its subsidiaries by the recipient. Beginning in 2012, we began to issue deferred stock units to our executive officers and other selected employees in lieu of restricted stock awards. We amended the terms of our 2004 Plan at our 2012 annual meeting to allow us, among other things, to settle these deferred stock units in either cash or shares of Leap common stock. We also amended the 2004 Plan to provide Leap with the flexibility to grant various cash-based awards.

The size and timing of long-term incentive awards are based on a variety of factors, including Leap’s overall performance, the recipient’s individual performance and competitive compensation information, including the value of awards granted to comparable executive officers as set forth in the statistical summaries of compensation data for comparable companies prepared for the Compensation Committee. We believe that the awards under these plans help us to reduce officer and employee turnover and to retain the knowledge and skills of our key employees.

In October 2008, the Compensation Committee adopted guidelines regarding the granting of equity awards to executive officers, employees or consultants. Under these guidelines, equity awards are generally granted and effective, to the extent practicable, on the 14th calendar day of the month following their approval by the Board or Compensation Committee (or, if that day is not a day on which Leap common stock is actively traded on an exchange, on the next trading day). In addition, the guidelines provide that any stock options to be awarded to existing or newly-promoted executive officers and other senior vice presidents are generally to be approved and granted, to the extent practicable, during periods when trading in Leap common stock is permitted under our insider trading policy or are to be approved with the grant contingent upon, subject to and effective two trading days after, the release of any applicable, material non-public information.

The Compensation Committee has traditionally granted awards of stock options and restricted stock or deferred stock unit awards to executive officers and other eligible employees when they initially join us. These awards generally vest over a four year period, with options vesting in equal 25% annual increments and shares of restricted stock or deferred stock units vesting in 25% increments on the second and third anniversaries of the date of grant and 50% on the fourth anniversary of the date of grant. In addition to the initial awards of stock options and restricted stock or deferred stock units, the Compensation Committee has traditionally made annual refresh awards to our executive officers and other eligible employees in order to help us achieve our executive compensation objectives noted above, including the long-term retention of members of our senior management team.

2012 Long-Term Incentive Awards

Consistent with prior years, a significant portion of the compensation opportunity provided to our named executive officers in 2012 consisted of long-term incentive awards. The Compensation Committee considered a variety of factors in determining the size and amount of the awards, including the number of shares available by the Company for grant, the amount and value of unvested equity awards held by our officers and each officer’s individual performance, leadership and other skills. The Compensation Committee also reviewed the value of grants made by those companies against which the Company compares its compensation, although the Compensation Committee did not seek to grant awards at any predetermined levels relative to such other companies.

New Hire Awards

The Company granted long-term incentive awards to new executive officers that joined us in 2012. Messrs. Strickland, Elliott and McBride received stock options and grants of restricted stock or deferred stock units in connection with the commencement of their employment. The awards are subject to a four-year vesting schedule, with the options vesting in equal 25% annual increments and the restricted stock or deferred stock units vesting in 25% increments on the second and third anniversaries of the date of grant and 50% on the fourth anniversary of the date of grant. Messrs. Elliott and Strickland also received performance-based cash awards on the terms described below. These awards were made to our named executive officers pursuant to the 2004 Plan or 2009 Plan in the amounts set forth in the table under the heading “2012 Grants of Plan-Based Awards.”

Performance-Based Refresh Awards

The Compensation Committee granted additional long-term incentives to our named executive officers in March 2012 consisting of stock options, performance-based deferred stock units and performance-based cash awards. These long-term incentives were intended to tie future compensation opportunities available to our executive officers to the performance of Leap common stock and the Company’s financial and operational performance, thus further aligning management’s interests with those of our stockholders.

Approximately 30% of the refresh awards granted to our named executive officers in 2012 (40%, in the case of our CEO) consisted of stock options granted pursuant to our 2004 Plan. These option awards vest in annual installments over four years and have an exercise price equal to the fair market value of Leap common stock on the date of grant, thus providing value to our executive officers only to the extent that we realize increases in our stock price.

Approximately 30% of the refresh awards granted to our named executive officers in 2012 (40%, in the case of our CEO) consisted of performance-based deferred stock units granted pursuant to the 2004 Plan and approximately 40% of the awards in 2012 (20% in the case of our CEO) consisted of performance-based cash awards. Each deferred stock unit represents the right to receive one share of Leap common stock, subject to performance-based adjustments as follows:

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Calculation of Deferred Stock Units and Cash Awards. The number of shares to be issued with respect to the deferred stock units and the amount of the cash awards will depend upon the Company’s achievement of certain performance goals over a two-year performance period. If the average percentage attainment relative to the performance goals at the end of the two-year period exceeds 50%, then a certain percentage of shares underlying the units will be issued and a certain amount of the cash award will be distributed (each up to 200% of the target amount of the awards). The Company’s 2012 performance goals for purposes of these awards related to the Company’s adjusted OIBDA and net customer additions. The goals to provide our named executive officers with 100% performance for 2012 were as follows: (i) $675 million of adjusted OIBDA; and (ii) 600,000 net customer additions. The threshold levels, below which officers would receive 0% credit for 2012 performance were: (i) approximately 92% of the adjusted OIBDA target; and (ii) approximately 85% of the net customer additions target. The Company did not achieve these minimum thresholds for 2012 and the named executive officers did not receive any vesting credit for 2012 performance for purposes of these awards.

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Vesting and Payment Dates. One-half of any shares issuable with respect to the deferred stock units and one-half of the cash award that is earned will vest immediately and be issued to the executive on the date immediately following the date we file our Annual Report on Form 10-K for the year ended December 31, 2013, subject to the employee’s continued employment with us through that date. The remaining one-half of the eligible awards will vest and be issued to the executive on or after December 31, 2014, subject to the employee’s continued employment with us through that date.

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Satisfaction of Stock Price Gate. The awards were issued subject to a stock price “gate,” so that in order for any cash awards to be paid on a scheduled vesting date, and, with respect to certain executives, for any shares to be issued in respect of their deferred stock units, the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date must be greater than the closing price of Leap common stock on the date on which the awards were originally granted ($10.10 per share for the awards granted on March 16, 2012). Otherwise, no cash awards would be eligible for distribution nor would any shares be issued with respect to those deferred stock units until the average of the closing prices of Leap common stock for any subsequent 30-calendar day period is greater than such amount. If the average of the closing prices of Leap common stock have not exceeded the initial stock price for a 30-calendar day period within one year following the applicable vesting date, that portion of the cash award or deferred stock units would terminate. This minimum share price requirement, however, did not apply to the deferred stock units granted to our CEO nor does it apply to deferred stock units held by other executive officers that have elected to amend the terms of their severance arrangements with us to broaden the definition of “cause” such that they could be terminated and not receive a severance payment if they do not meet performance expectations for their role, as determined by our CEO. Messrs. Ingram and Irving have entered into these amendments, so the stock price gate is no longer applicable to the 2012 deferred stock units held by each of them. The other named executive officers who received these grants of deferred stock units have retired or resigned and those awards have terminated.

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Effect of Change in Control. In the event of stockholder approval of a change in control of Leap prior to the end of fiscal 2013, the executives would be entitled to receive a number of shares underlying the deferred stock units and a cash award, in each case equal to the target amounts, and the awards would continue to vest pursuant to the vesting schedule discussed above. However, the awards would immediately vest in the event that the executive’s employment was terminated by us without cause or by the executive for good reason within 90 days prior to or 12 months following the change in control.

The foregoing refresh awards were made to our named executive officers in the amounts set forth in the table under the heading “2012 Grants of Plan-Based Awards.”

Option Cancellations

On October 11, 2012, pursuant to an amendment to the 2004 Plan that was approved by stockholders at our 2012 annual meeting, we entered into option surrender agreements (“Surrender Agreements”) with Messrs. Hutcheson, Ingram and Irving, each of whom held options to purchase shares of Leap common stock with exercise prices greater than $50 per share. Pursuant to the Surrender Agreements, executive officers agreed to surrender to the Company, for no consideration, options to purchase an aggregate of 415,000 shares of the Company’s common stock, with exercise prices per share ranging between $51.50 and $79.00, in order to assist us in attracting and retaining talented employees. Such surrendered shares are available for future grant or sale under the 2004 Plan.

Adoption of Stock Ownership Guidelines

In early 2013, in order to further align the interests of our directors and executive officers with those of our stockholders and to further promote our commitment to corporate governance, our board adopted stock ownership guidelines. Under the guidelines, we generally expect that our directors and executive officers will acquire shares of Leap stock and other equity awards with a value equal to the following multiples of their annual retainer or base salary: (i) for our non-employee directors, five times the value of their annual cash retainer; (ii) for our CEO, five times the value of his annual base salary; and (iii) for all other executive officers, three times the value of their annual base salary. The goal of the guidelines is that current directors and executive officers achieve their applicable target levels within five years and that any newly elected or appointed directors or executive officers reach their applicable target levels within five years of their election or appointment. The Compensation Committee will have the authority to administer and determine compliance with the guidelines, including determining those shares of Leap stock and other equity awards that will count for purposes of the targeted ownership levels and determining appropriate actions for any person who has failed to meet or show sustained progress toward meeting his or her targeted ownership level, which may include (without limitation) limiting future long-term incentive grants to be made to such persons, delivering future cash retainers or bonus awards in the form of equity awards and other measures.

Adoption of Compensation “Clawback” Policy

In early 2013, our Board adopted a compensation “clawback” policy to address situations in which an executive officer was directly involved in any fraud, intentional misconduct or gross negligence that resulted in a material, negative restatement of the Company’s financial statements. In such situations, the Board or its designated committee would review the circumstances that caused the restatement and consider issues of accountability among the Company’s executive officers. If it were determined that one or more of the Company’s executive officers were directly involved in any fraud, intentional misconduct or gross negligence that resulted in the restatement, the Board or committee would take such actions as it deemed appropriate under the circumstances, which could include, without limitation, requiring the reimbursement or forfeiture of all or a portion of any incentive compensation (including, without limitation, any annual or long-term cash bonus or equity compensation award) previously earned by such executive officers with respect to the period covered by the restatement.

Other Benefits

Leap maintains a 401(k) plan for all employees, and provides a 50% match on employees’ contributions, with Leap’s matching funds limited to 6% of an employee’s base salary. Leap’s 401(k) plan allows eligible employees to contribute up to 30% of their salary, subject to annual limits. At our discretion, we may also make additional contributions based upon earnings. Our aggregate contributions for all employees for the year ended December 31, 2012 were approximately $5,336,500.

Our named executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our named executive officers. In addition, Leap provides our named executive officers with supplemental health insurance coverage with a maximum benefit of $750,000 per year per person, the ability to apply for supplemental, company-paid executive disability insurance that provides a benefit of up to $5,000 per month up to age 65, $750,000 of supplemental, company-paid executive life insurance, and $850,000 of executive accidental death and disability insurance. Leap also provides an annual reimbursement benefit of up to $15,000 for financial, estate and tax planning services with the amount of the annual reimbursement grossed up for applicable taxes. We believe that these additional benefits are reasonable in scope and amount and are typically offered by other companies against which we compete for executive talent. Other than our 401(k) plan, we do not maintain any pension plans or plans that provide for the deferral of compensation.

Policy on Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to a publicly-held company for compensation in excess of $1.0 million paid to its principal executive officer, or PEO, and its three most highly compensated executive officers (other than the PEO and the principal financial officer). Certain compensation arrangements are excluded from this limitation, including the payment of certain performance-based compensation awards tied to the attainment of specific goals, as well as the grant of certain stock options. The Compensation Committee believes that it is advisable, to the extent practicable, for Leap to award our executive officers performance-based awards that qualify as “performance-based compensation” under Section 162(m) of the Code.

As a result of the foregoing, we adopted the Leap Wireless International, Inc. Executive Incentive Bonus Plan, or the Executive Bonus Plan, which enables us to pay cash bonuses to our executive officers based on Leap’s achievement of certain predetermined corporate performance goals that are eligible for treatment as “performance-based compensation” under Section 162(m), provided certain procedural requirements are satisfied. Stockholders approved the Executive Bonus Plan at our 2007 annual meeting of stockholders and re-approved material terms of the performance goals at our 2012 annual meeting. In addition, the 2004 Plan allows Leap, among other things, to grant options that are exempt from the limits on deductibility under Section 162(m) of the Code. Stockholders approved the 2004 Plan at our 2007 annual meeting of stockholders. In addition, stockholders approved an amendment to the 2004 Plan at our 2012 annual meeting to add performance goals and cash-denominated awards under the plan for the purpose of permitting the Company, to the extent practicable, to make long-term incentive awards that are eligible for treatment as “performance-based compensation” under Section 162(m). Awards granted under the 2004 Plan will be treated as performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code. There can be no assurance that compensation attributable to awards granted under the 2004 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible by us.

To the extent possible, the Compensation Committee intends to generally administer these plans in the manner required to make future awards that qualify as performance-based compensation under Section 162(m). However, the Board and Compensation Committee will continue to retain the discretion to pay discretionary bonuses or other types of compensation outside of the plans which may or may not be tax deductible.

Risk Assessment of Compensation Program

In early 2013, management assessed the Company’s compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual short-term incentive compensation, long-term incentive compensation and severance arrangements. Management’s risk assessment included a review of the overall design of each primary element of our compensation program and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to the Company that could arise from our compensation program.

Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the Company and reported the results of the assessment to the Compensation Committee.

Summary Compensation

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2012, 2011 and 2010 earned by or paid to (i) our CEO, (ii) our CFO, (iii) Messrs. Elliott and Ingram, each of whom served as our CFO during portions of fiscal 2012, (iv) our next three most highly compensated executive officers as of the end of fiscal 2012 and (v) our former CFO and our former COO. We refer to these officers collectively as our named executive officers for 2012.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Non-Equity Incentive Plan Compensation(3)	Stock Awards(4)	Option Awards(5)	All Other Compensation(6)	Total
Current Executive Officers S. Douglas Hutcheson	2012	$844,536	$158,350	$205,431	$1,551,840	$2,507,213	$36,376	$5,303,746
CEO and Director	2011	$750,000	$328,945	$200,742	$362,000	$721,898	$87,219	$2,450,804
	2010	$750,000	—	—	$2,205,000	—	$71,292	$3,026,292
R. Perley McBride (7)	2012	$27,049	—	—	$676,000	$821,477	$333	$1,524,859
Executive Vice President and CFO
Jerry V. Elliott (8)	2012	$411,475	$159,436	$90,081	$801,000	$728,010	$79,330	$2,269,332
President and COO
William D. Ingram(9)	2012	$359,695	$52,640	$68,291	$228,960	$372,775	$27,964	$1,110,325
Executive Vice President, Strategy	2011	$299,974	$165,912	$52,188	$101,360	$166,667	$21,383	$807,484
	2010	$299,974	$73,746	—	$472,500	—	$29,498	$875,718
Robert A. Strickland (10)	2012	$416,598	$247,490	$81,069	$705,750	$560,180	$252,409	$2,263,496
Executive Vice President and Chief Technical Officer
Robert J. Irving, Jr.	2012	$343,148	$41,821	$54,255	$292,360	$348,072	$54,581	$1,134,237
Senior Vice President, Chief Administrative Officer and General Counsel
Former Executive Officers Robert A. Young (11)	2012	$439,180	$43,918	$85,463	$169,600	$270,563	$95,352	$1,104,075
Executive Vice President and Chief Marketing Officer Walter Z. Berger(12)	2011	$425,000	$106,622	$91,003	$1,396,000	$797,035	$40,402	$2,856,062
	2012	$110,055	—	—	—	—	$166,715	$276,770
Former Executive Vice President and CFO	2011 2010	$530,000	$209,514	$113,486	$841,003	$285,714	$99,098	$2,078,815
		$530,000	$156,000	—	$945,000	—	$48,447	$1,679,447
Raymond J. Roman(13)	2012	$320,082	—	—	$144,160	$228,475	$1,101,235	$1,793,952
Former Executive Vice President and COO	2011	$503,288	$429,466	$107,766	$2,163,800	$954,782	$85,201	$4,244,303

(1)	Represents base salary rate for the applicable year, prorated for any approved changes in base salary during the applicable year.

(2)	Except as otherwise indicated in the footnotes below, represents the portion of the annual cash bonus awards paid to our named executive officers in recognition of their individual performance for the applicable year.

(3)	Represents the portion of the annual cash bonus awards paid to our named executive officers in recognition of our corporate performance for the applicable year.

(4)	Except as discussed below, represents the grant date fair value of restricted stock awards and deferred stock units granted to our named executive officers in 2012, 2011 and 2010, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The amounts shown for stock awards for Messrs. Hutcheson, Ingram, Irving, Young and Roman for 2012 reflect the grant date fair value of performance-based deferred stock units granted to them during the year, adjusted for our assessment of the probable outcome of the performance conditions as of the award’s grant date. The number of shares to be issued with respect to these deferred stock unit awards may range from 0% to 200% of the target number of units, depending upon (x) the Company’s achievement of certain performance goals over a two-year performance period and (y) with respect to the awards granted to the named executive officers other than Messrs. Hutcheson, Ingram and Irving, a requirement that the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting dates be greater than the closing price of Leap common stock on the date on which the awards were originally granted. We determined the likelihood of satisfying the minimum stock condition as of the grant date utilizing a “Monte Carlo”-style simulation. The officers received the following number of target units with the following full grant date fair values (at both target and assuming the highest level of performance): (1) Mr. Hutcheson, 183,000 target units, with a full grant date fair value of $1,848,300 at target and $3,696,600 assuming the highest level of performance; (2) Mr. Ingram, 27,000 target units, with a full grant date fair value of $272,700 at target and $545,400 assuming the highest level of performance; (3) Mr. Irving, 47,000 target units, with a full grant date fair value of $348,850 at target and $696,700 assuming the highest level of performance; (4) Mr. Young, 20,000 target units, with a full grant date fair value of $202,200 at target and $404,000 assuming the highest level of performance; and (5) Mr. Roman, 17,000 target units, with a full grant date fair value of $171,700 at target and $343,400 assuming the highest level of performance. However, due to the fact that the Company did not meet the threshold performance targets for 2012 for purpose of these performance-based deferred stock units, none of the named executive officers receive any vesting credit for 2012 performance for these awards.

(5)	Represents the grant date fair value for 2012, 2011 or 2010 of options to purchase Leap common stock granted to our named executive officers, computed in accordance with FASB ASC Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(6)	Includes the other compensation set forth in the table below:

Name	Year	Matching 401(k) Contributions	Executive Benefits Payments	Financial Planning Services	Housing, Living and Relocation Expenses(a)	Sick Leave/Vacation Payout	Severance Payment (b)	Consulting Fees(c)	Tax Gross-up	Total Other Compensation
S. Douglas Hutcheson	2012	$7,350	$12,680	—	—	$16,346	—	—	—	$36,376
	2011	$7,350	$21,567	$23,687	—	$34,615	—	—	—	$87,219
	2010	$8,250	$9,541	$30,424	—	$23,077	—	—	—	$71,292
R. Perley McBride	2012	—	—	—	—	$333	—	—	—	$333
Jerry V. Elliott	2012	$4,846	$3,801	—	—	$10,304	—	—	$60,379	$79,330
William D. Ingram	2012	$7,333	$4,241	$8,313	—	$8,077	—	—	—	$27,964
	2011	$7,095	$7,366	—	—	$6,922	—	—	—	$21,383
	2010	$4,984	$9,010	$9,735	—	$5,769	—	—	—	$29,498
Robert A. Strickland	2012	$3,120	$3,712	—	$148,673	$9,916	—	—	$86,988	$252,409
Robert J. Irving, Jr.	2012	$6,691	$14,509	$23,689	—	$9,692	—	—	—	$54,581
Robert A. Young	2012	$7,350	$8,660	$7,655	—	$71,687	—	—	—	$95,352
	2011	$4,162	$2,285	$24,147	—	$9,808	—	—	—	$40,402
Walter Z. Berger	2012	$7,033	$37,374	—	—	$122,308	—	—	—	$166,715
	2011	$7,350	$30,004	$49,513	—	$12,231	—	—	—	$99,098
	2010	$8,250	$30,005	—	—	$10,192	—	—	—	$48,447
Raymond J. Roman	2012	$5,677	$6,352	$5,385	$40,000	$18,510	$535,000	$449,165	$41,146	$1,101,235
	2011	$7,096	$1,777	$23,535	$11,630	$9,773	—	—	$31,390	$85,201

(a)	For Mr. Strickland, reflects the reimbursement of relocation expenses and for Mr. Roman represents the reimbursement of $40,000 of rental payments (grossed up to $58,038 to cover applicable taxes).

(b)	For Mr. Roman, reflects $495,000 of severance payments in connection with the termination of his employment and the reimbursement of $40,000 of relocation and other expenses (grossed-up to $63,108 to cover applicable taxes).

(c)	Includes monthly consulting fees totaling $229,165 and bonus payments following termination of Mr. Roman’s consulting agreement totaling $220,000.

(7)	Mr. McBride joined us as our executive vice president and CFO in December 2012 and his compensation for 2012 is for the partial year.

(8)	Mr. Elliott joined us as our executive vice president and CFO in May 2012 and his compensation for 2012 is for the partial year. Mr. Elliott’s bonus includes a relocation bonus of $90,000.

(9)	Mr. Ingram’s bonus amounts for 2011 and 2010 include retention bonuses of $35,000 and $25,000 we agreed to pay him upon the completion of each of his second and third years of employment, respectively.

(10)	Mr. Strickland joined us as our executive vice president and chief technical officer in February 2012 and his compensation for 2012 is for the partial year. His bonus for 2012 includes a sign-on bonus of $150,000 and a relocation bonus of $35,000.

(11)	Mr. Young retired as our executive vice president and chief marketing officer effective immediately following December 31, 2012.

(12)	Mr. Berger resigned as our executive vice president and CFO, effective February 29, 2012. Each of his bonus amounts for 2011 and 2010 includes a $50,000 retention bonus we agreed to pay him upon the completion of each of his second and third years of employment.

(13)	Mr. Roman resigned as our executive vice president and COO on July 31, 2012. Mr. Roman’s bonus for 2011 includes a sign-on bonus of $300,000 and a relocation bonus of $40,000.

2012 Grants of Plan-Based Awards

The following table sets forth certain information with respect to non-equity and equity incentive plan awards granted during the fiscal year ended December 31, 2012 to the named executive officers.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
S. Douglas Hutcheson
Annual cash bonus award	—	—	$158,350	$633,402	$1,266,803	—	—	—	—	—	—	—
Performance-based deferred stock units	3/16/12	3/16/12	—	—	—	91,500	183,000	366,000		—	—	$1,551,840
Performance-based cash award	—	—	$425,000	$850,000	$1,700,000	—	—	—	—	—	—	—
Stock options	3/16/12	3/16/12	—	—	—	—	—	—	—	417,000	$10.10	$2,507,213
R. Perley McBride
Deferred stock units	12/10/12	11/12/12	—	—	—	—	—	—	100,000	—	—	$676,000
Stock options	12/10/12	11/12/12	—	—	—	—	—	—	—	195,000	$6.76	$821,477
Jerry V. Elliott
Annual cash bonus award (7)	—	—	$124,986	$277,746	$555,492	—	—	—	—	—	—	—
Performance-based cash award	—	—	$300,000	$600,000	$1,200,000	—	—	—	—	—	—	—
Restricted stock award	5/14/12	5/4/12	—	—	—	—	—	—	150,000	—	$—	$801,000
Stock options	5/14/12	5/4/12	—	—	—	—	—	—	—	225,000	$5.34	$728,010
William D. Ingram
Annual cash bonus award	—	—	$52,640	$210,562	$421,123	—	—	—	—	—	—	—
Performance-based deferred stock units	3/16/12	3/16/12	—	—	—	13,500	27,000	54,000		—	—	$228,960
Performance-based cash award	—	—	$225,000	$450,000	$900,000	—	—	—	—	—	—	—
Stock options	3/16/12	3/16/12	—	—	—	—	—	—		62,000	$10.10	$372,775
Robert A. Strickland
Annual cash bonus award	—	—	$62,490	$249,959	$499,918	—	—	—	—	—	—	—
Performance-based cash award	—	—	$237,500	$475,000	$950,000	—	—	—	—	—	—	—
Restricted stock award	3/14/12	2/13/12	—	—	—	—	—	—	75,000		$—	$705,750
Stock options	3/14/12	2/13/12	—	—	—	—	—	—		100,000	$9.41	$560,180
Robert J. Irving, Jr.
Annual cash bonus award	—	—	$41,821	$167,284	$334,569	—	—	—	—	—	—	—
Performance-based deferred stock units	3/16/12	3/16/12	—	—	—	8,500	17,000	34,000	—	—	—	$144,160
	11/14/12	11/12/12	—	—	—	15,000	30,000	60,000		—	—	$148,200
Performance-based cash awards	—	—	$160,000	$320,000	$640,000	—	—	—	—	—	—	—
	—	—	$100,000	$200,000	$400,000	—	—	—	—	—	—	—
Stock options	3/16/12	3/16/12	—	—	—	—	—	—		38,000	$10.10	$228,475
	11/14/12	11/12/12	—	—	—	—	—	—	—	32,500	$5.905	$119,597
Robert A. Young
Annual cash bonus award	—	—	$65,877	$263,508	$527,016	—	—	—	—	—	—	—
Performance-based deferred stock units	3/16/12	3/16/12	—	—	—	10,000	20,000	40,000	—	—	—	$169,600
Performance-based cash awards	—	—	$220,000	$440,000	$880,000	—	—	—	—	—	—	—
Stock options	3/16/12	3/16/12	—	—	—	—	—	—	—	45,000	$10.10	$270,563
Raymond J. Roman
Annual cash bonus award	—	—	$82,500	$330,000	$660,000	—	—	—	—	—	—	—
Performance-based deferred stock units	3/16/12	3/16/12	—	—	—	8,500	17,000	34,000		—	—	$144,160
Performance-based cash awards	—	—	$275,000	$550,000	$1,100,000	—	—	—	—	—	—	—
Stock options	3/16/12	3/16/12	—	—	—	—	—	—	—	38,000	$10.10	$228,475

(1)	The equity awards were approved by the Compensation Committee on the dates indicated above and granted on the grant dates listed above pursuant to our equity grant guidelines.

(2)	The amounts listed for “Annual cash bonus award” represent the portion of the award eligible to be earned by our named executive officers in recognition of our corporate performance for 2012, which is payable pursuant to the Company’s Executive Bonus Plan.

The amounts listed for “Performance-based cash award” represent the right to receive a cash payment upon vesting and settlement based upon (a) the Company’s achievement of certain performance goals over a two-year performance period and (b) a requirement that the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting dates be greater than the closing price of Leap common stock on the date on which the awards were originally granted. In the event of stockholder approval of a change in control of Leap prior to the end of fiscal 2013, the executive would be entitled to receive a cash award equal to the target amount, and the awards would continue to vest pursuant to the vesting schedule.

However, the awards would immediately vest in the event that the executive officer’s employment was terminated by us without cause or by the executive for good reason within 90 days prior to or 12 months following the change in control.

(3)	Represents performance-based deferred stock units issued pursuant to the Company’s 2004 Plan. Each unit represents the right to receive one share of Leap common stock upon vesting and settlement of such unit based upon (a) the Company’s achievement of certain performance goals over a two-year performance period and (b) for the named executive officers other than Messrs. Hutcheson, Ingram and Irving, a requirement that the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting dates be greater than the closing price of Leap common stock on the date on which the awards were originally granted. In the event of stockholder approval of a change in control of Leap prior to the end of fiscal 2013, the executive would be entitled to receive a number of shares underlying the deferred stock units equal to the target amount, and the awards would continue to vest pursuant to the vesting schedule. However, the awards would immediately vest in the event that the executive officer’s employment was terminated by us without cause or by the executive for good reason within 90 days prior to or 12 months following the change in control.

(4)	Represents restricted stock awards or deferred stock units issued pursuant to the Company’s 2004 Plan. Except as otherwise indicated, 25% of the awards vest on the second and third anniversaries of the date of grant and 50% on the fourth anniversary of the date of grant. Each award is also subject to certain accelerated vesting upon a termination of the named executive officer’s employment by us without cause or by the executive for good reason within 90 days prior to or 12 months following a change in control, as described under “— Severance and Change-in-Control Arrangements — Change-in-Control Vesting of Stock Options, Restricted Stock and Deferred Stock Units” below.

With respect to the deferred stock units granted to Mr. McBride, in order for an installment of shares to vest on the dates described above, the average of the closing prices of Leap common stock for the prior 30-calendar day period must be greater than the closing price of Leap common stock on the date on which the award was originally granted ($6.76 per share); otherwise, the installment of shares will remain unvested until the average of the closing prices of Leap common stock for any subsequent 30-calendar day period is greater than such amount.

(5)	Represents options to purchase shares of Leap common stock issued pursuant to the Company’s 2004 Plan. Except as otherwise indicated, the stock options vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. Each award is also subject to certain accelerated vesting upon a termination of the named executive officer’s employment by us without cause or by the executive for good reason within 90 days prior to or 12 months following a change in control, as described under “— Severance and Change-in-Control Arrangements — Change-in-Control Vesting of Stock Options, Restricted Stock and Deferred Stock Units” below.

(6)	Represents the grant date fair value of each individual equity award (on a grant-by-grant basis) as computed in accordance with FASB ASC Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The amounts shown for the performance-based deferred stock units granted to Messrs. Hutcheson, Ingram, Irving, Young and Roman for 2012 include the grant date fair value of such awards, adjusted for our assessment of the probable outcome of the performance conditions as of the award’s grant date.

(7)	Mr. McBride joined us as our executive vice president and CFO in December 2012 and his annual cash bonus award for 2012 is for the partial year. Mr. Elliott was guaranteed an annual cash bonus award for 2012 of least 45% of his target amount.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the tables entitled “Summary Compensation” and “2012 Grants of Plan-Based Awards” was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson

Effective as of February 25, 2005, Cricket and Leap entered into an Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson in connection with his appointment as our CEO. The Amended and Restated Executive Employment Agreement amends, restates and supersedes the Executive Employment Agreement dated January 10, 2005, as amended, among Mr. Hutcheson, Cricket and Leap. The Amended and Restated Executive Employment Agreement was amended as of June 17, 2005, February 17, 2006 and December 31, 2008. As amended, the agreement is referred to in this proxy statement as the Executive Employment Agreement.

Under the Executive Employment Agreement, Mr. Hutcheson is entitled to receive an annual base salary, subject to adjustment pursuant to periodic reviews by our Board, and an opportunity to earn an annual performance bonus. In 2011, Mr. Hutcheson’s annual base salary was $750,000. In March 2012, the Compensation Committee approved an increase in his annual base salary to $850,000. His annual target performance bonus is equal to 100% of his base salary, and the amount of any annual performance bonus is determined in accordance with Cricket’s prevailing annual performance bonus practices that are generally used to determine annual performance bonuses for Cricket’s senior executives. In addition, the Executive Employment Agreement specifies that Mr. Hutcheson is entitled to participate in all insurance and benefit plans generally available to Cricket’s executive officers.

Under the terms of the Executive Employment Agreement, if Mr. Hutcheson’s employment were terminated as a result of his discharge by the Company other than for cause or if he resigned with good reason, he would be entitled to receive: (1) any unpaid portion of his salary and accrued benefits earned up to the date of termination; (2) a lump sum payment equal to two times the sum of his then-current annual base salary plus his target performance bonus; and (3) if he elected to receive continued health coverage under COBRA, the premiums for such coverage paid by Cricket for a period of 24 months (or, if earlier, until he was eligible for comparable coverage with a subsequent employer). Mr. Hutcheson would be required to execute a general release as a condition to his receipt of any of these severance benefits.

The Executive Employment Agreement also provides that if Mr. Hutcheson’s employment were terminated by reason of his discharge other than for cause or his resignation with good reason, in each case within one year of a change in control of Leap, and he was subject to excise tax pursuant to Section 4999 of the Code as a result of any payments to him, then Cricket would pay him a “gross-up payment” equal to the sum of the excise tax and all federal, state and local income and employment taxes payable by him with respect to the gross-up payment. This gross-up payment may not exceed $1.0 million and, if Mr. Hutcheson’s employment were terminated by reason of his resignation for good reason, such payment would be conditioned on Mr. Hutcheson’s agreement to provide consulting services to Cricket or Leap for up to three days per month for up to a one-year period for a fee of $1,500 per day.

If Mr. Hutcheson’s employment were terminated as a result of his discharge by Cricket for cause or if he resigned without good reason, he would be entitled only to his accrued base salary through the date of termination. If Mr. Hutcheson’s employment were terminated as a result of his death or disability, he would be entitled only to his accrued base salary through the date of death or termination, as applicable, and his pro rata share of his target performance bonus for the year in which his death or termination occurs.

Long-Term Incentive Plans

2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan

Under the 2004 Plan, Leap grants executive officers and other selected employees non-qualified stock options at an exercise price equal to (or greater than) the fair market value of Leap common stock (as determined under the 2004 Plan) on the date of grant and restricted stock and deferred stock unit awards at a purchase price equal to par value or for no purchase price in exchange for services previously rendered to Leap or its subsidiaries. The 2004 Plan allows Leap to grant options that constitute “qualified performance-based compensation” exempt from the limits on deductibility under Section 162(m) of the Code and also allows Leap to grant incentive stock options within the meaning of Section 422 of the Code. In addition, at our 2012 annual meeting stockholders approved an amendment to add performance goals, stock appreciation rights, cash settlement of deferred stock units and cash-denominated awards under the 2004 Plan for the purpose of making certain awards granted thereunder to be deducted under Section 162(m) and to provide Leap with the flexibility to grant various cash-based awards under the 2004 Plan. The 2004 Plan will be in effect until December 2014, unless our Board terminates the plan at an earlier date.

As of April 1, 2013, stock options, restricted stock awards and deferred stock units for up to an aggregate of 3,235,486 shares were outstanding under the 2004 Plan, and 1,747,267 shares (plus any shares that might in the future be returned to the 2004 Stock Plan as a result of cancellations, forfeitures, repurchases, surrender or expiration of awards) remained available for future grants.

2009 Employment Inducement Equity Incentive Plan

In February 2009, we adopted the 2009 Inducement Plan. The 2009 Inducement Plan was adopted without stockholder approval as permitted under the rules and regulations of the NASDAQ Stock Market. The 2009 Inducement Plan currently authorizes the issuance of up to 775,000 shares of common stock and provides for awards consisting of stock options, restricted stock and deferred stock units, or any combination thereof.

Awards under the 2009 Inducement Plan may only be made to our new employees or new employees of one of our subsidiaries (or following a bona fide period of non-employment) in connection with that employee’s commencement of employment with us or one of our subsidiaries if such grant is an inducement material to that employee’s entering into employment with us or one of our subsidiaries. As of April 1, 2013, stock options, restricted stock awards and deferred stock units for an aggregate of 495,350 shares were outstanding under the 2009 Inducement Plan, and 53,487 shares (plus any shares that might in the future be returned to the 2009 Inducement Plan as a result of cancellations, forfeitures, repurchases or expiration of awards) remained available for future grants.

The 2009 Inducement Plan is administered by the Compensation Committee. The change-in-control provisions applicable under the 2009 Inducement Plan are generally consistent with the change-in-control provisions applicable to the 2004 Plan described below. However, under the 2009 Inducement Plan, in the event of a change in control or certain other corporate transactions or events, for reasons of administrative convenience, we, in our sole discretion, may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction. The 2009 Inducement Plan will be in effect until February 2019, unless Leap’s Board terminates the 2009 Inducement Plan at an earlier date. Leap’s Board may terminate the 2009 Inducement Plan at any time with respect to any shares not then subject to an award under the 2009 Inducement Plan.

The Leap Wireless International, Inc. Executive Incentive Bonus Plan

The Executive Bonus Plan is a bonus plan for our executive officers and other eligible members of management which provides for the payment of cash bonuses based on Leap’s achievement of certain predetermined corporate performance goals. The Executive Bonus Plan authorizes the Compensation Committee or such other committee as may be appointed by the Board to establish periodic bonus programs based on specified performance objectives. The purpose of the Executive Bonus Plan is to motivate its participants to achieve specified performance objectives and to reward them when those objectives are met with bonuses that are intended to be deductible by the Company to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code. We may, from time to time, also pay discretionary bonuses, or other types of compensation, outside the Executive Bonus Plan which may or may not be tax deductible. The Executive Bonus Plan was approved by Leap’s stockholders at the 2007 annual meeting of stockholders and the material terms of performance goals under the Executive Bonus Plan were approved by Leap’s stockholders at the 2012 annual meeting.

Employee Stock Purchase Plan

In September 2005, Leap commenced an Employee Stock Purchase Plan (the “ESPP”), which allows eligible employees to purchase shares of Leap common stock during a specified offering period. A total of 800,000 shares of common stock were initially reserved for issuance under the ESPP. The aggregate number of shares that may be sold pursuant to options granted under the ESPP is subject to adjustment for changes in Leap’s capitalization and certain corporate transactions. The ESPP is a compensatory plan under FASB ASC Topic 718, Stock Compensation and is administered by the Compensation Committee.

In December 2012, our Board approved the amendment and restatement of the ESPP (the “Restated ESPP”), subject to stockholder approval. The primary changes from our existing ESPP are (i) an increase in the number of shares of stock relating to options under the Restated ESPP from 800,000 to 1,200,000; and (ii) an increase in the maximum number of shares of Leap common stock that may be acquired during any single offering period from 250 to 1,000. Proposal 3 below seeks the approval of Leap’s stockholders of the Restated ESPP. The material terms of the Restated ESPP are described in Proposal 3 below.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers at December 31, 2012.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(2)
Name	Exercisable	Unexercisable(1)
S. Douglas Hutcheson	68,085	—		$26.55	01/05/2015	25,000	(3)	$166,250	—		—
	75,901	—		$26.35	02/24/2015	30,000	(4)	$199,500	—		—
	20,844	62,531		$8.09	11/02/2021	80,000	(5)	$532,000	—		—
	10,422	31,266		$12.00	11/02/2021	50,000	(6)	$332,500	—		—
	10,422	31,266		$15.00	11/02/2021	—		—	—		—
	—	417,000		$10.10	03/16/2022	—		—	91,500	(7)	$608,475
R. Perley McBride	—	195,000		$6.76	12/10/2022	100,000	(8)	$665,000	—		—
Jerry V. Elliott	—	225,000		$5.34	05/14/2022	150,000	(9)	$997,500	—		—
William D. Ingram	8,750	26,250		$8.09	11/02/2021	5,000	(3)	$33,250	—		—
	—	62,000		$10.10	03/16/2022	7,500	(4)	$49,875	—		—
	—	—		—	—	16,000	(5)	$106,400	—		—
	—	—		—	—	14,000	(6)	$93,100	—		—
	—	—		—	—	—		—	13,500	(7)	$89,775
Robert A. Strickland	—	100,000		$9.41	03/14/2022	75,000	(10)	$498,750	—		—
Robert J. Irving, Jr.	23,404	—		$26.55	01/05/2015	5,000	(3)	$33,250	—		—
	6,250	18,750		$8.09	11/02/2021	5,625	(4)	$37,406	—		—
	—	38,000		$10.10	03/16/2022	14,000	(5)	$93,100	—		—
	—	32,500		$5.905	11/14/2022	10,000	(6)	$66,500	—		—
	—	—		—	—	—		—	8,500	(7)	$56,525
	—	—		—	—	—		—	15,000	(7)	$99,750
Robert A. Young	25,000	25,000	(11)	$13.96	02/14/2021	25,000	(11)	$166,250	—		—
	—	50,000	(12)	$13.96	02/14/2021	50,000	(12)	$332,500	—		—
	—	45,000		$10.10	03/16/2022	—		—	—		—
	—	—		—	—	—		—	10,000	(7)	$66,500

(1)	Except as otherwise set forth in the table, represents our standard form of stock option, restricted stock or deferred stock units award for new hires and for additional grants to individuals with existing equity awards. Each stock option vests in four equal annual installments on each of the first four anniversaries of the date of grant. Except as otherwise described below, for each restricted stock and deferred stock unit award, 25% of the award vests on the second and third anniversary of the date of grant and 50% of the award vests on the fourth anniversary of the date of grant. Each award is also subject to certain accelerated vesting upon a termination of the named executive officer’s employment by us without cause or by the executive for good reason within 90 days prior to or 12 months following a change in control, as described under “—Severance and Change-in-Control Arrangements — Change-in-Control Vesting of Stock Options, Restricted Stock and Deferred Stock Units” below.

(2)	Computed by multiplying the closing market price of Leap common stock on December 31, 2012 ($6.65), the last business day in fiscal 2012, by the number of shares subject to such stock award.

(3)	Represents restricted stock award granted on April 14, 2009.

(4)	Represents restricted stock award granted on March 15, 2010.

(5)	Represents performance-vested restricted stock awards granted on March 15, 2010, which vest in 20% increments on the first, second and third anniversaries of the date of grant and 40% on the fourth anniversary of the date of grant. However, in order for an installment of shares to vest on those dates, the average of the closing prices of Leap common stock for the prior 30-calendar day period must be greater than $15.75, the closing price of Leap common stock on March 15, 2010, the date on which the award was originally granted; otherwise, the installment of shares will remain unvested until the average of the closing prices of the Company’s common stock for any subsequent 30-calendar day period is greater than such amount. On March 12, 2011, the initial 20% installment of the shares vested; however no additional shares have vested since that date due to the failure to meet the stock price hurdle requirement.

(6)	Represents performance-vested restricted stock awards granted on November 2, 2011, which vest in 20% increments on the first, second and third anniversaries of the date of grant and 40% on the fourth anniversary of the date of grant. However, in order for an installment of shares to vest on those dates, the average of the closing prices of Leap common stock for the prior 30-calendar day period must be greater than $8.09, the closing price of Leap common stock on November 2, 2011, the date on which the award was originally granted; otherwise, the installment of shares will remain unvested until the average of the closing prices of Leap common stock for any subsequent 30-calendar day period is greater than such amount. No shares have vested to date due to the failure to meet the stock price hurdle requirement.

(7)	Represents performance-based deferred stock units issued pursuant to the Company’s 2004 Plan on March 16, 2012. Each unit represents the right to receive one share of Leap common stock upon vesting and settlement of such unit, subject to (a) the Company’s achievement of certain performance goals over a two-year performance period and (b) for the named executive officers other than Messrs. Hutcheson, Ingram and Irving, a requirement that the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting dates be greater than the closing price of Leap common stock on the date on which the awards were originally granted. In the event of stockholder approval of a change in control of Leap prior to the end of fiscal 2013, the executive would be entitled to receive a number of shares underlying the deferred stock units equal to the target amount, and the awards would continue to vest pursuant to the vesting schedule. However, the awards would immediately vest in the event that the executive officer’s employment was terminated by us without cause or by the executive for good reason within 90 days prior to or 12 months following the change in control. For a detailed description of the performance-based vesting applicable to these awards, see “— Long-Term Incentive Compensation — 2012 Long-Term Incentive Awards” above.

(8)

Represents deferred stock units granted on December 10, 2012, which vest as follows: 25% of the award vests on the second and third anniversary of the date of grant and 50% of the award vests on the fourth anniversary of the date of grant. However, in order for an installment of shares to vest on the dates described above, the average of the closing prices of Leap common stock for the prior 30-calendar day period must be greater than $6.76, the closing price of Leap common stock on December 10, 2012, the date on which the award was originally granted; otherwise, the installment of shares will remain unvested until the average of the closing prices of the Company’s common stock for any subsequent 30-calendar day period is greater than such amount.

(9)	Represents restricted stock award granted on May 14, 2012.

(10)	Represents restricted stock award granted on March 14, 2012.

(11)	Represents awards of restricted stock and stock options that vest in equal annual installments on December 31, 2011, 2012, 2013 and 2014. The amounts reflected as unvested represent the last two installments that will vest on December 31, 2013 and 2014.

(12)	The awards of restricted stock and stock options vest in full on December 31, 2014, with no interim installment vesting.

2012 Stock Vested

The following table provides information on awards of restricted stock held by our named executive officers that vested during the fiscal year ended December 31, 2012. None of our named executive officers exercised any options to purchase shares of Leap common stock during the fiscal year ended December 31, 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)
S. Douglas Hutcheson	47,500	$447,898
William D. Ingram	25,430	$214,019
Robert J. Irving, Jr.	18,375	$159,396
Robert A. Young	12,500	$83,125
Walter Z. Berger	5,000	$48,700

(1)	The value realized upon vesting of a restricted stock award is calculated based on the number of shares vesting multiplied by the difference between the fair market value per share of Leap common stock on the vesting date less the purchase price per share.

Severance and Change-in-Control Arrangements

We have entered into arrangements with our executive officers whereby they may receive certain additional benefits in the event that their employment with us were to terminate or in connection with the occurrence of a change in control.

Under our severance arrangements, as described further below, we have agreed to provide our executive officers with certain benefits in the event that their employment were involuntarily or constructively terminated. These severance benefits are designed to alleviate the financial impact of an involuntary termination through salary, bonus and health benefit continuation and with the intent of providing for a stable work environment. We believe that it is important that we provide reasonable severance benefits to our executive officers because it may be difficult for them to find comparable employment within a short period of time following certain qualifying terminations.

We extend severance and change-in-control benefits to senior management because they are essential to help us fulfill our objectives of attracting and retaining key managerial talent. These arrangements are intended to be competitive within our industry and company size and to attract highly qualified individuals and encourage them to remain with us. These arrangements have formed an integral part of the total compensation that we provide to these individuals and are considered by the Compensation Committee when determining executive officer compensation. The decision to offer these benefits, however, did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels.

Severance Arrangements

The terms of our severance arrangement with our CEO, S. Douglas Hutcheson, are set forth in his employment agreement and described above in “Discussion of Summary Compensation and Grants of Plan-Based Awards Tables — Amended and Restated Executive Employment Agreement with S. Douglas Hutcheson.”

Cricket and Leap have entered into Severance Benefits Agreements with our other executive officers (except for Robert Young with whom we had an employment agreement). The terms of the Severance Benefit Agreements automatically extend for a one-year period each December 31, unless notice of termination is provided to the executive no later than January 1st of the preceding year. Under the agreements, in the event that the executive were to be terminated other than for cause or if he or she were to resign with good reason, he or she would be entitled to receive severance benefits consisting of the following: (1) any unpaid portion of his or her salary and accrued benefits earned up to the date of termination; (2) a lump sum payment equal to his or her then-current annual base salary and target bonus, multiplied by 1.5 for executive officers who report directly to our CEO and 1.0 for those who do not; and (3) the cost of continuation health coverage (COBRA) for a period of 18 months for executive officers who report directly to our CEO and 12 months for those who do not (or, if shorter, until the time when the respective officer is eligible for comparable coverage with a subsequent employer). In April 2013, the Compensation Committee approved an additional severance benefit for executive officers who do not report directly to our CEO. In the event that these executives were to be terminated other than for cause or resigned for good reason during the period commencing 90 days prior to a change in control and ending 12 months after such change in control, he or she would be entitled to receive: (1) a lump sum payment equal to his or her then-current annual base salary and target bonus multiplied by 1.5; and (2) the cost of continuation health coverage (COBRA) for a period of 18 months. In consideration for and prior to receiving any of these benefits, the officer would be required to provide a general release to Cricket and Leap and agree not to solicit any of our employees, and to maintain the confidentiality of our information, for three years following his or her termination.

For purposes of the Severance Benefits Agreements, “cause” is generally defined to include: (i) the officer’s willful neglect of or willful failure substantially to perform his or her duties with Cricket (or its parent or subsidiaries), after written notice and the officer’s failure to cure; (ii) the officer’s willful neglect of or willful failure substantially to perform the lawful and reasonable directions of the board of directors of Cricket (or of any parent or subsidiary of Cricket which employs the officer or for which the officer serves as an officer) or of the individual to whom the officer reports, after written notice and the officer’s failure to cure; (iii) the officer’s commission of an act of fraud, embezzlement or dishonesty upon Cricket (or its parent or subsidiaries); (iv) the officer’s material breach of his or her confidentiality and inventions assignment agreement or any other agreement between the officer and Cricket (or its parent or subsidiaries), after written notice and the executive’s failure to cure; (v) the officer’s conviction of, or plea of guilty or nolo contendere to, the commission of a felony or other illegal conduct that is likely to inflict or has inflicted material injury on the business of Cricket (or its parent or subsidiaries); or (vi) the officer’s gross misconduct affecting or material violation of any duty of loyalty to Cricket (or its parent or subsidiaries). For purposes of the Severance Benefit Agreements, “good reason” is generally defined to include the occurrence of any of the following circumstances, unless cured within thirty days after Cricket’s receipt of written notice of such circumstance from the officer: (i) a material diminution in the officer’s authority, duties or responsibilities with Cricket (or its parent or subsidiaries), including the continuous assignment to the officer of any duties materially inconsistent with his or her position, a material negative change in the nature or status of his or her responsibilities or the conditions of his or her employment with Cricket (or its parent or subsidiaries); (ii) a material diminution in the officer’s annualized cash and benefits compensation opportunity, including base compensation, annual target bonus opportunity and aggregate employee benefits; (iii) a material change in the geographic location at which the officer must perform his or her duties, including any involuntary relocation of Cricket’s offices (or its parent’s or subsidiaries’ offices) at which the officer is principally employed to a location that is more than 60 miles from such location; or (iv) any other action or inaction that constitutes a material breach by Cricket (or its parent or subsidiaries) of its obligations to the officer under his or her Severance Benefit Agreement.

In December 2012, we delivered a notice to each of our executive officers that the term of the current Severance Benefits Agreement would not be further extended and would accordingly expire on December 31, 2013. In March 2013, our Compensation Committee approved the entry into new Severance Benefits Agreements between Leap, Cricket and our executive officers. The terms of and amounts payable under the new Severance Benefits Agreements are substantially identical to the current Severance Benefits Agreements (including the additional benefits for executive officers who do not report directly to our CEO, as discussed above). The primary change in the new Severance Benefits Agreement is that the definition of “cause” (as described more fully above) includes an executive’s material failure to adequately perform to the expectations of his or her role with Cricket (or its parent or subsidiaries), with such determination to be made by the Company’s CEO in his or her discretion, after a written notice and the executive’s failure to cure; provided, however, that the foregoing occurrence shall not constitute “cause” (a) during the one-year period immediately following the appointment of a new CEO of the Company or (b) following the entry into an agreement that would result in a change in control (as defined in the 2004 Plan). The term of the new Severance Benefits Agreements will extend through December 31, 2014, with an automatic extension for each subsequent year unless notice of termination is provided to the executive no later than January 1st of the preceding year.

Employment Agreement with Robert A. Young

Effective as of January 1, 2011, Cricket and Leap entered into an Employment Agreement with Robert A. Young in connection with his appointment as our executive vice president, field operations. Under the agreement, Mr. Young was employed for the term beginning on January 1, 2011, and ending on December 31, 2012. Mr. Young retired, effective immediately following December 31, 2012. This agreement is referred to in this proxy statement as the “Young Employment Agreement.”

Under the Young Employment Agreement, Mr. Young was entitled to receive an annual base salary of $425,000 during the employment term. His annual target performance bonus for 2011 and 2012 was equal to 80% of his base salary, with the amount of his bonuses determined in accordance with Leap’s prevailing annual performance bonus practices.

Pursuant to the Young Employment Agreement, Mr. Young began to provide consulting services to us beginning on January 1, 2013, which services are scheduled to continue until December 31, 2015. During the consulting period, Mr. Young reports directly to our CEO and has the opportunity to provide a minimum of five days per month of consulting services to us. During the consulting period, Mr. Young will be paid $4,000 per day for his consulting services. In addition, Leap pays the premiums for Mr. Young’s health insurance (until he becomes eligible for comparable coverage with a subsequent employer).

In connection with the commencement of his employment, Mr. Young was granted two sets of equity awards. The “First Equity Awards” consisted of options to purchase 50,000 shares of Leap common stock and 50,000 restricted shares of Leap common stock. All of the First Equity Awards are subject to a four-year vesting schedule, with 25% of the options and restricted shares vesting on December 31st of each of 2011, 2012, 2013 and 2014. The “Second Equity Awards” consisted of options to purchase 50,000 shares of Leap common stock and 50,000 restricted shares of Leap common stock. All of the Second Equity Awards are subject to a four-year vesting schedule, with 100% of the options and restricted shares vesting on December 31, 2014.

If the consulting period is terminated by Leap other than for cause, Mr. Young will be entitled to receive: (1) any accrued, unpaid consulting fees earned up to the date of termination; (2) if he elects to receive continued health coverage under COBRA, the premiums for such coverage paid by Leap for the period beginning on the date of termination through December 31, 2015 (or, if earlier, until he becomes eligible for comparable coverage with a subsequent employer); (3) accelerated vesting in full of all of Mr. Young’s unvested First Equity Awards; and (4) if the termination occurs during 2013, accelerated vesting of 50% of the unvested Second Equity Awards and, if the termination occurs during 2014, accelerated vesting of 75% of the unvested Second Equity Awards. Mr. Young will be required to execute a general release as a condition to his receipt of any of these severance benefits. If Mr. Young’s consultancy is terminated as a result of his death, disability or discharge by Leap for cause, or if he resigns without good reason, he will be entitled only to his accrued consulting fees through the date of termination.

Separation Agreement with Raymond J. Roman

On July 13, 2012, Leap and Cricket entered into a Separation Agreement with Mr. Roman in connection with his resignation as our COO. Under the agreement, Mr. Roman’s employment with the Company terminated on July 31, 2012. In connection with his termination, the Company paid Mr. Roman $495,000 in cash and he ceased vesting in long-term incentive awards previously granted to him by the Company, which terminated pursuant to their terms. Mr. Roman provided consulting services to the Company beginning August 1, 2012 through the end of the year, for which he was paid an amount equal to his then-current monthly salary and a cash bonus of $220,000 at the end of the consulting period.

Change-in-Control Vesting of Stock Options, Restricted Stock and Deferred Stock Units

The stock option, restricted stock and deferred stock unit awards granted to our named executive officers will become exercisable and/or vested on an accelerated basis in connection with certain changes in control. The period over which the award vests or becomes exercisable after a change in control varies depending upon the date that the award was granted and the date of the change in control.

In the case of our outstanding stock option, restricted stock and deferred stock unit award agreements (other than the performance-based deferred stock unit awards granted to our executive officers beginning in 2012), in the event a named executive officer’s employment were terminated by us other than for cause, or if the named executive officer resigned for good reason, during the period commencing 90 days prior to a change in control and ending 12 months after such change in control, each stock option, restricted stock and deferred stock unit award would automatically accelerate and become exercisable and/or vested as to any remaining unvested shares subject to such award on the later of (i) the date of termination of employment or (ii) the date of the change in control. Under the forms of agreements that we have generally used for refresh grants since December 2007, this is the only means by which the underlying awards would vest or become exercisable in connection with a change in control.

In the case of the performance-based deferred stock unit and cash awards granted to our executive officers beginning in 2012, in the event of stockholder approval of a change in control of Leap prior to December 31, 2013, the executive would be entitled to receive a number of shares underlying the deferred stock units and a cash award, in each case equal to the target amount of such awards, and the awards would continue to vest pursuant to their terms. However, the awards would immediately vest in the event that the executive officer’s employment was terminated by us without cause, or if the executive resigned for good reason, within 90 days prior to or 12 months following the change in control.

The terms “cause” and “good reason” are defined in the applicable award agreements and are substantially similar to the definitions of such terms found in the current Severance Benefit Agreements, as described above. The term “change in control” is defined in the 2004 Plan. A named executive officer would be entitled to accelerated vesting and/or exercisability in the event of a change in control only if he or she were an employee, director or consultant on the effective date of such accelerated vesting and/or exercisability, except as otherwise described above.

Potential Change-in-Control and Severance Payments

The following table summarizes potential change-in-control and severance payments that could have been made to our named executive officers as of December 31, 2012. The three right-hand columns describe the payments that would apply in three different potential scenarios:

•	a termination of employment as a result of the named executive officer’s voluntary resignation without good reason or his termination by us for cause;

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a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case within 90 days before or within 12 months after a change in control; and

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a termination of employment as a result of the named executive officer’s resignation for good reason or termination of employment by us other than for cause, in each case not within 90 days before and not within 12 months after a change in control.

Name	Benefit Type	Payment in the Case of a Voluntary Termination without Good Reason or Termination for Cause	Payment in the Case of a Termination Other than for Cause or with Good Reason, if Within 90 Days Prior to or Within 12 Months Following a Change in Control	Payment in the Case of a Termination Other than for Cause or with Good Reason, Not Within 90 Days Prior to and Not Within 12 Months Following a Change in Control
S. Douglas Hutcheson	Accrued Salary(1)	$23,352	$23,352	$23,352
	Accrued PTO(2)	$294,231	$294,231	$294,231
	Cash Severance(3)	—	$3,400,000	$3,400,000
	COBRA Payments(4)	—	$56,305	$56,305
	Value of Equity Award Acceleration(5)	—	$2,447,198	—
	Value of Cash Award Acceleration(6)	—	$850,000	—
	Excise Tax Gross-Up Payment(7)	—	$1,000,000	—
	Total Value:	$317,583	$8,071,086	$3,773,888

R. Perley McBride	Accrued Salary(1)	$12,363	$12,363	$12,363
	Accrued PTO(2)	$1,950	$1,950	$1,950
	Cash Severance(8)	—	$1,215,000	$1,215,000
	COBRA Payments(4)	—	$42,229	$42,229
	Value of Equity Award Acceleration(5)	—	$665,000	—
	Total Value:	$14,313	$1,936,542	$1,271,542

Jerry V. Elliott	Accrued Salary(1)	$16,484	$16,484	$16,484
	Accrued PTO(2)	$25,256	$25,256	$25,256
	Cash Severance(8)	—	$1,710,000	$1,710,000
	COBRA Payments(4)	—	$42,229	$42,229
	Value of Equity Award Acceleration(5)	—	$1,292,235	—
	Value of Cash Award Acceleration(6)	—	$600,000	—
	Total Value:	$41,740	$3,686,204	$1,793,969

William D. Ingram	Accrued Salary(1)	$9,615	$9,615	$9,615
	Accrued PTO(2)	$44,590	$44,590	$44,590
	Cash Severance(8)	—	$945,000	$945,000
	COBRA Payments(4)	—	$42,229	$42,229
	Value of Equity Award Acceleration(5)	—	$462,175	—
	Value of Cash Award Acceleration(6)	—	$450,000	—
	Total Value:	$54,205	$1,953,609	$1,041,434

Name	Benefit Type	Payment in the Case of a Voluntary Termination without Good Reason or Termination for Cause	Payment in the Case of a Termination Other than for Cause or with Good Reason, if Within 90 Days Prior to or Within 12 Months Following a Change in Control	Payment in the Case of a Termination Other than for Cause or with Good Reason, Not Within 90 Days Prior to and Not Within 12 Months Following a Change in Control
Robert A. Strickland	Accrued Salary(1)	$13,049	$13,049	$13,049
	Accrued PTO(2)	$33,305	$33,305	$33,305
	Cash Severance(8)	—	$1,282,500	$1,282,500
	COBRA Payments(4)	—	$42,229	$42,229
	Value of Equity Award Acceleration(5)	—	498,750	—
	Value of Cash Award Acceleration(6)	—	$475,000	—
	Total Value:	$46,354	$2,344,833	$1,371,083

Robert J. Irving, Jr.	Accrued Salary(1)	$11,538	$11,538	$11,538
	Accrued PTO(2)	$94,270	$94,270	$94,270
	Cash Severance(8)	—	$1,039,500	$1,039,500
	COBRA Payments(4)	—	$42,229	$42,229
	Value of Equity Award Acceleration(5)	—	$567,019	—
	Value of Cash Award Acceleration(6)	—	$520,000	—
	Total Value:	$105,808	$2,274,556	$1,187,537

Robert A. Young	Accrued Salary(1)	$12,088	$12,088	$12,088
	Accrued PTO(2)	$68,579	$68,579	$68,579
	Cash Severance(9)	—	$352,000	$352,000
	COBRA Payments(4)	—	$42,229	$42,229
	Value of Equity Award Acceleration(5)	—	$631,750	$249,375	(10)
	Value of Cash Award Acceleration(6)	—	$440,000	—
	Total Value:	$80,667	$1,546,646	$724,271

(1)	Represents earned but unpaid salary as of December 31, 2012.

(2)	Represents accrual for paid time off that had not been taken as of December 31, 2012.

(3)	Represents two times the sum of (a) Mr. Hutcheson’s annual base salary as of December 31, 2012 plus (b) the target amount of his annual bonus for 2012. This amount excludes potential payments of $1,500 per day that Mr. Hutcheson could receive for providing consulting services at Leap’s request after a resignation for good reason.

(4)	Amounts shown equal an aggregate of 24 months of COBRA payments for Mr. Hutcheson and 18 months of COBRA payments for Messrs. McBride, Elliott, Ingram, Strickland, Irving and Young.

(5)	Represents the value of those awards that would vest as a result of the executive’s termination of employment by us other than for cause or by the named executive officer for good reason within 90 days prior to or within 12 months following a change in control. This value assumes that the change in control and the termination occurred on December 31, 2012 and therefore that the vesting of such award was not previously accelerated as a result of a change in control. The value of such awards was calculated assuming a price per share of Leap common stock of $6.65, which represents the closing market price of Leap common stock as reported on the NASDAQ Global Select Market on December 31, 2012.

(6)	Represents the value of those performance-based cash awards that would vest as a result of the executive’s termination of employment by us other than for cause or by the named executive officer for good reason within 90 days prior to or within 12 months following a change in control. This value represents the target value of the awards.

(7)	Represents the maximum excise tax gross-up payment to which Mr. Hutcheson may be entitled pursuant to his Executive Employment Agreement. The actual amount of any such excise tax gross-up payment may be less than the maximum amount. The excise tax gross-up payment takes into account the severance payments and benefits that would be payable to Mr. Hutcheson upon his termination of employment by the Company without cause or his resignation with good reason in connection with a change in control and assumes that such payments would constitute excess parachute payments under Section 280G of the Code, resulting in excise tax liability. See “Severance and Change-in-Control Arrangements” above. It also assumes that Mr. Hutcheson would continue to provide consulting services to Leap for three days per month for a one-year period after his resignation with good reason, for a fee of $1,500 per day. Such potential consulting fees are not reflected in the amounts shown in the table above.

(8)	Represents one and one-half times the sum of (a) the executive’s annual base salary as of December 31, 2012 plus (b) the target amount of his annual bonus for 2012.

(9)	Represents the target amount of Mr. Young’s annual bonus for 2012.

(10)	Represents the value of those awards that would vest as a result of Mr. Young’s termination of employment by us other than for cause or by Mr. Young for good reason not within 90 days before and not within 12 months following a change in control. This value assumes that the date of termination occurred on December 31, 2012. The value of such awards was calculated assuming a price per share of Leap common stock of $6.65, which represents the closing market price of Leap common stock as reported on the NASDAQ Global Select Market on December 31, 2012.

Director Compensation

Compensation Arrangements

The annual compensation package for our non-employee directors consists of a combination of cash and equity.

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Each of our non-employee directors receives annual cash compensation of $45,000, with the Chairman of the Board receiving $65,000. The chairman of the Audit Committee receives additional cash compensation of $20,000; and the chairmen of each of the Compensation Committee and the Nominating and Corporate Governance Committee receive additional cash compensation of $10,000. In addition, members of the Audit, Compensation and Nominating and Corporate Governance Committees (other than the chairs) receive a $2,500 annual cash retainer. Our directors may elect to have such compensation paid in fully vested shares of Leap common stock.

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Each of our non-employee directors receives an annual award of $105,000 of deferred stock units for Leap common stock pursuant to the 2004 Plan, which vest in equal installments on each of the first, second and third anniversaries of the date of grant. All unvested shares under each award vest upon a change in control (as defined in the 2004 Plan).

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Each of our non-employee directors receives a fee of $1,000 to $2,000 (depending on the length of the meeting) for each Board meeting they attend in excess of the first four meetings of the year and for each meeting of any standing committee of the Board they attend in excess of the first four meetings of the year. The per-meeting fee is paid in arrears on a quarterly basis in shares of Leap common stock pursuant to the 2004 Plan. Prior to July 2012, the shares paid for meeting fees vested on the first anniversary of the date of grant and all unvested shares vested upon a change in control (as defined in the 2004 Plan) or if the director were not nominated for reelection at the annual meeting of stockholders following the grant date. Beginning in July 2012, the shares paid for meeting fees were fully vested on the date of grant.

From time to time, the Board also pays additional compensation to directors for service on special committees of the Board. We also reimburse directors for reasonable and necessary expenses, including their travel expenses incurred in connection with attendance at Board and committee meetings.

2012 Director Compensation

The following table sets forth certain compensation information with respect to each of the members of our Board for the fiscal year ended December 31, 2012, other than Mr. Hutcheson, whose compensation relates to his service as CEO and who does not receive additional compensation in his capacity as a director.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
John D. Harkey, Jr.	$47,500	$116,004	$163,504
Ronald J. Kramer	$47,500	$121,009	$168,509
Robert V. LaPenta	$47,500	$118,005	$165,505
Mark A. Leavitt	$47,500	$117,998	$165,498
Mark H. Rachesky, M.D.	—	$203,503	$203,503
Richard R. Roscitt	$50,000	$127,000	$177,000
Robert E. Switz	$45,000	$120,009	$165,009
Michael B. Targoff	—	$196,496	$196,496

(1) Represents the grant date fair value of restricted stock awards, deferred stock units and fully vested shares granted to our non-employee directors in 2012, computed in accordance with FASB ASC Topic 718, Stock Compensation. For information regarding assumptions made in connection with this valuation, please see Note 12 to our consolidated financial statements found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

On June 14, 2012, we granted 19,481 deferred stock units to Messrs. Harkey, Kramer, LaPenta, Leavitt, Rachesky, Roscitt and Targoff in connection with their re-election to the Board at the 2012 annual meeting. The grant date fair value of each of these awards, computed in accordance with FASB ASC Topic 718, was $105,003. Each award of deferred stock units will vest in equal installments on May 17, 2013, May 17, 2014 and May 17, 2015.

On June 14, 2012, we also granted 13,766 fully vested shares of Leap common stock to Dr. Rachesky and 11,989 fully vested shares of Leap common stock to Mr. Targoff in lieu of cash as payment for their annual retainers for Board and committee service. The grant date fair value of these awards, computed in accordance with FASB ASC Topic 718, was $77,503 and $67,498, respectively.

In addition, on the following dates during 2012, we granted the following shares of restricted stock and fully vested shares to our directors in the form of per-meeting fees (and the grant date fair value of each award, computed in accordance with FASB ASC Topic 718, is shown in parentheses after each award): (a) January 17, 2012: Mr. Harkey, 903 shares ($9,003); Mr. Kramer, 903 shares ($9,003); Mr. LaPenta, 702 shares ($6,999); Mr. Leavitt, 1,103 shares ($10,997); Dr. Rachesky, 1,103 shares ($10,997); Mr. Roscitt, 1,103 shares ($10,997); Mr. Switz, 903 shares ($9,003); and Mr. Targoff, 1,103 shares ($10,997); (b) April 16, 2012: Dr. Rachesky, 243 shares ($1,997); Mr. Roscitt, 243 shares ($1,997); and Mr. Targoff, 243 shares ($1,997); (c) July 16, 2012: Mr. Kramer, 480 shares ($3,000); Mr. LaPenta, 320 shares ($2,000); Dr. Rachesky, 640 shares ($4,000); Mr. Roscitt, 800 shares ($5,000); Mr. Switz, 320 shares ($2,000); and Mr. Targoff, 800 shares ($5,000); and (d) October 15, 2012: Mr. Harkey, 326 shares ($1,998); Mr. Kramer, 653 shares ($4,003); Mr. LaPenta, 653 shares ($4,003); Mr. Leavitt, 326 shares ($1,998); Dr. Rachesky, 653 shares ($4,003); Mr. Roscitt, 653 shares ($4,003); Mr. Switz, 653 shares ($4,003); and Mr. Targoff, 979 shares ($6,001). The shares underlying the January 17, 2012 and April 16, 2012 grants vest on the first anniversary of the date of grant; all unvested shares will vest upon a change in control (as defined in the 2004 Plan) and will also vest if the director is not nominated for reelection at the annual meeting of stockholders following the grant date. The shares underlying the July 16, 2012 and October 15, 2012 grants were fully vested on the date of grant.

The aggregate number of unvested restricted stock awards and deferred stock units outstanding at the end of 2012 for each non-employee director was as follows: Mr. Harkey, 27,381; Mr. Kramer, 25,336; Mr. LaPenta, 27,180; Mr. Leavitt, 25,536; Dr. Rachesky, 27,581; Mr. Roscitt, 28,344; Mr. Switz, 28,144; and Mr. Targoff, 27,581.

No options to purchase shares of Leap common stock were granted to our directors during the fiscal year ended December 31, 2012. The aggregate number of stock option awards that were outstanding at the end of 2012 for each non-employee director were as follows: Mr. Harkey, 2,500; Mr. LaPenta, 12,500; Dr. Rachesky, 40,200; and Mr. Targoff, 4,500. These option grants were made to our non-employee directors in March 2005 and there have been no option grants to our non-employee directors since that time.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our proxy statement for our 2013 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Mark H. Rachesky, M.D.

Richard Roscitt

Michael B. Targoff

*	The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of Leap’s Compensation Committee are Dr. Rachesky, Mr. Roscitt and Mr. Targoff. None of these directors has at any time been an officer or employee of Leap or any of its subsidiaries.

In August 2004, we entered into a registration rights agreement with certain holders of Leap common stock, including MHR Institutional Partners II LP and MHR Institutional Partners IIA LP (which entities are affiliated with Dr. Rachesky, Leap’s Chairman of the Board), whereby we granted them registration rights with respect to the shares of common stock issued to them on the effective date of Leap’s plan of reorganization.

In September 2009, we entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP (collectively, the “MHR Entities”), pursuant to which the parties amended and restated the original registration rights agreement. Each of the MHR Entities is a stockholder of Leap and an affiliate of Dr. Rachesky. Under the Amended and Restated Registration Rights Agreement, we are required to maintain a resale shelf registration statement, pursuant to which these holders may sell their shares of common stock on a delayed or continuous basis. In addition, the MHR Entities have certain demand registration rights and the right in certain circumstances to include their Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) in registration statements that we file for public offerings of Leap common stock. The Amended and Restated Registration Rights Agreement also revised the definition of “Additional Holder” under the agreement to include affiliates of any “Holder” under the agreement, amended the definition of “Registrable Securities” to include shares of Leap common stock held by any Holder now or from time to time in the future, and required us no later than December 2, 2009 and thereafter upon request, to register the resale on a delayed or continuous basis of Registrable Securities held or acquired by the Holders that are not the subject of an existing resale shelf registration statement. We have filed a registration statement to register the resale of all of the shares of common stock held by the MHR Entities. Under the Amended and Restated Registration Rights Agreement, we are obligated to pay all the expenses of registration, other than underwriting fees, discounts and commissions. The Amended and Restated Registration Rights Agreement contains cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in a registration statement that are attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation we provided to our named executive officers in 2012, as disclosed above in the section of this proxy statement entitled “Compensation Discussion and Analysis” (which we also refer to as our CD&A) and the related tabular disclosure. Pursuant to the Dodd-Frank Act, the vote on executive compensation is an advisory vote only, and it is not binding on Leap, our Compensation Committee or our Board. Although the vote is non-binding, our Compensation Committee and Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions.

We urge stockholders to read the CD&A section of this proxy statement, which describes in detail the principles and objectives of our executive compensation program, which is designed to attract, motivate and retain talented executives who will drive our financial and operational objectives while creating long-term stockholder value. In particular, in the section of the CD&A entitled “Executive Summary” on page 13, we review the Company’s financial and operational performance in 2012 and discuss how those results influenced the compensation earned by our named executive officers, including discussion of the following:

•

2012 Year of Continued Competition and Company Transition — For the Company, 2012 was a year of continued intense competition within the wireless industry and further transition in our business during which we took additional steps to improve our competitive positioning. These efforts included initiatives to improve customer experience, including through improvements to our device activation process, the quality of our device portfolio and the in-store and call-center experience provided to our customers. We also continued to update our product and service offerings, providing Muve Music for no additional cost in Android-based service plans, expanding our Lifeline service offerings, and introducing a third-party device leasing program to help customers manage the cost of purchasing a handset. We also focused on pursuing smart investment initiatives, increasing pricing on our devices to better manage device subsidies and promote the addition of longer-tenured customers, beginning to streamline and reduce our number of dealer locations, and continuing to deploy next-generation 4G LTE network technology, with approximately 21 million potential customers in our network footprint covered by the end of fiscal 2012.

•

Year-Over-Year Financial Growth — Annual service revenues increased 4.2%, and ARPU increased 3.7%, reflecting increased customer uptake of higher-priced service plans for our smartphones and Muve Music service. In addition, we delivered a 6.9% increase in adjusted OIBDA compared to fiscal 2011, reflecting benefits from our continued cost management efforts.

•	Reasonable 2012 Compensation for CEO — The 2012 compensation earned by our CEO, S. Douglas Hutcheson, was reasonable in light of our 2012 financial and operational performance:

•

In 2012, Mr. Hutcheson’s base salary was increased to $850,000 and he continued to be eligible for an annual cash bonus in a target amount equal to his annual base salary, which together were between the 25th and 50th percentile of total cash compensation opportunity provided by those companies against which we measured our compensation.

•

Based upon the Company’s corporate performance in 2012 and a review of his individual performance, Mr. Hutcheson received a cash bonus award of $368,781, which represented approximately 43% of his target bonus amount.

•

More than 75% of Mr. Hutcheson’s total compensation for 2012 (as reported in the table entitled “Summary Compensation”) was attributable to long-term incentive awards. Approximately 40% of his long-term incentive awards consisted of stock options with an exercise price equal to the fair market value of Leap common stock on the grant date ($10.10 per share), thus providing value to him only to the extent that we realize increases in our stock price. The remaining 60% of the awards consisted of performance-based deferred stock units and performance-based cash awards, with the number of shares to be issued with respect to the deferred stock units and the amount of the cash awards to be paid dependent upon the Company’s achievement of certain performance goals over a two-year performance period. The Company did not achieve these minimum thresholds for 2012 and therefore Mr. Hutcheson will receive no credit for the Company’s 2012 performance.

•

Reasonable 2012 Compensation for Other Named Executive Officers — Like Mr. Hutcheson, the other named executive officers earned reasonable compensation amounts in 2012. Most named executive officers received base salary increases in 2012 of approximately 4%, whiles Messrs. Ingram and Irving received increased base salaries in connection with expansions of their respective internal roles and responsibilities. Like Mr. Hutcheson, the other named executive officers received 2012 cash bonus awards in amounts below their target bonus levels and a significant portion of their compensation consisted of long-term incentive compensation awards.

In addition, stockholders should also consider the following governance and compensation practices that we observe and follow:

•

Independent Compensation Committee — Compensation amounts provided to our executive officers are determined by our Compensation Committee, which is comprised solely of independent directors as defined by the NASDAQ Stock Market listing standards.

•

Substantial Performance-Based Compensation — To link compensation to corporate and individual performance, a substantial portion of each executive officer’s potential compensation opportunity is comprised of his annual performance bonus and long-term incentive awards. For 2012, our long-term incentive awards consisted of a combination of stock options, restricted stock or deferred stock units, performance-based deferred stock units and performance-based cash units.

•

Reasonable Severance Benefits — We provide our executive officers with severance benefits of between one and two times their annual base salary and target bonus if they are terminated without “cause” or resign for “good reason.”

•

Adoption of Stock Ownership Guidelines — We have adopted guidelines that our directors and executive officers will acquire shares of Leap stock and other equity awards with a value equal to the following multiples of their annual retainer or base salary: (i) for our non-employee directors, five times the value of their annual cash retainer, (ii) for our CEO, five times the value of his annual base salary; and (iii) for all other executive officers, three times the value of their annual base salary.

•

Adoption of Compensation “Clawback” Policy — We have adopted a compensation “clawback” policy to address situations in which the Board could seek reimbursement or forfeiture of incentive compensation previously earned by executive officers following the restatement of the Company’s financial statements.

•

Insider Trading, Anti-Hedging and Equity Grant Policies — We have adopted an insider trading policy which prohibits directors and officers from engaging in short sales or trading in put and call options with respect to our equity securities. The insider trading policy also prohibits our directors and officers from engaging in hedging activities. We have also established an equity grant policy under which equity awards are generally granted and effective, to the extent practicable, on the 14th calendar day of the month following their approval by the Board or Compensation Committee.

We believe that our executive compensation program is reasonable and structured to drive financial and operational performance and that the total compensation earned by our named executive officers for 2012, including our CEO, was appropriate when viewed in light of our achievements for the year, as well as their individual contributions.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in the CD&A and the related tabular disclosure. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Leap’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Leap’s Proxy Statement for the 2013 Annual Meeting of

Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

Vote Required

Stockholder approval, on an advisory basis, of this proposal requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of our executive compensation program must exceed the number of votes “AGAINST” the approval of our executive compensation program. Abstentions and broker non-votes will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

Voting Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION PROGRAM AS DESCRIBED IN THIS PROXY STATEMENT

PROPOSAL 3

APPROVAL OF THE LEAP WIRELESS INTERNATIONAL, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Our stockholders are being asked to approve The Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan, which we refer to as the “Restated ESPP”. Our Board approved the Restated ESPP on December 21, 2012, subject to stockholder approval. In the event the Restated ESPP is not approved by our stockholders, the Restated ESPP will not remain in effect and our existing ESPP will continue.

The primary changes from our existing ESPP are:

•	An increase in the number of shares of Leap common stock relating to options under the Restated ESPP by 400,000 shares to 1,200,000 shares; and

•	An increase in the maximum number of shares of Leap common stock that may be acquired by any participant during any single offering period from 250 to 1,000 shares.

The amendments were made in order to increase the number of shares of stock available under the Restated ESPP, allowing us to continue to use the Restated ESPP as a benefit for our employees to feel more invested in the Company and to increase the number of shares of stock available with respect to an option during any single offering period in order to reflect changes in our stock price. As of December 15, 2012, 126,271 shares remained available for issuance under our existing ESPP.

The principal features of the Restated ESPP are summarized below, but the summary is qualified in its entirety by reference to the Restated ESPP itself which is attached to this proxy statement as Appendix B.

Purposes

The purposes of the Restated ESPP are to assist Leap’s eligible employees and the eligible employees of Leap’s designated subsidiary corporations in acquiring stock ownership in Leap pursuant to a plan which is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. In addition, the Restated ESPP is intended to provide a benefit to our employees to encourage them to remain in our employment.

Securities Subject to the Restated ESPP

The number of shares of Leap common stock that may be sold pursuant to options granted under the Restated ESPP shall not exceed, in the aggregate, 1,200,000 shares (taking into account the increase of 400,000 shares added in connection with this amendment and restatement). The aggregate number of shares that may be sold pursuant to options granted under the Restated ESPP is subject to adjustment for changes in Leap’s capitalization and certain corporate transactions.

On April 1, 2013, the last reported sale price of Leap common stock on the NASDAQ Global Select Market was $5.81 per share.

Determination to Approve Restated ESPP

Our Board approved the Restated ESPP based upon a recommendation of the Compensation Committee. In making its recommendation, the Compensation Committee reviewed analysis prepared by its compensation consultant, Mercer, which was retained to assist the Compensation Committee in determining the appropriate number of shares to be added to the share reserve. Mercer prepared an analysis for the Compensation Committee regarding historic share usage under our existing ESPP and potential employee participation in the Restated ESPP (including dilution and overhang considerations).

Considerations for adopting the new Restated ESPP included the following:

•

Based upon participation levels in the offering period beginning on January 1, 2012, Mercer’s analysis projected that approximately 88,000 shares would be purchased during each six-month offering period

(equating to an annual burn rate of approximately 0.22% of common stock outstanding based on the number of shares of common stock outstanding on of October 4, 2012). If that assumed participation level were to increase by approximately 33%, Mercer’s analysis projected that approximately 115,000 shares would be purchased during each six-month offering period (equating to an annual burn rate of approximately 0.29% of common stock outstanding based on the number of shares of common stock outstanding on October 4, 2012).

•

If stockholders do not approve the proposed increase in the number of shares available for issuance under the Restated ESPP, we will be unable to continue to offer an employee stock purchase plan to our employees and we will lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•

Based on our historical usage and Mercer’s analysis, we estimate that the shares reserved for issuance under the Restated ESPP will be sufficient for awards for approximately three to five six-month offering periods, assuming employee participation in the Restated ESPP consistent with historical levels (as reflected in our three-year average burn rate for our existing ESPP), although future circumstances may change, including employee participation rates and fluctuations in our stock price. Based on the foregoing, we expect that we would require an additional increase to the share reserve under the Restated ESPP over the next one and one-half to three years, noting again that the share reserve under the Restated ESPP could last for a longer or shorter period of time, depending on employee participation levels, the future price of our shares and hiring activity, which we cannot predict with any degree of certainty at this time.

•

Mercer’s analysis recommended an increase of 800,000 shares to the share reserve under our existing ESPP. Our Compensation Committee and Board determined that an increase of 400,000 shares was sufficient at this time to allow us to continue to offer the employee stock purchase plan to employees for the next one and one-half to three years, at which point we will seek stockholder approval for any further increase.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board determined that the size of the share reserve under the Restated ESPP was reasonable and appropriate at this time. Due to the work performed by the Compensation Committee and analysis prepared by Mercer, our Board does not currently plan to create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

We would also note the following in relation to the proposed increase to the share reserve under the Restated ESPP:

•

In 2012, 2011 and 2010, we issued approximately 177,000, 152,000 and 163,000 shares, respectively, under our existing ESPP. These levels of grants represent a three-year average burn rate of 0.21% of weighted-average common shares outstanding.

•

In 2012, 2011 and 2010, our end-of-year overhang rate for our existing ESPP, calculated by dividing (i) the number of shares remaining available for issuance under our existing ESPP by (ii) the number of our shares outstanding at the end of the fiscal year, was approximately 0.02%, 0.28% and 0.48%, respectively. If approved, the issuance of the additional 400,000 shares to be reserved under the Restated ESPP would dilute the holdings of stockholders by an additional 0.51% on a weighted-average basis, based on the number of shares of Leap common stock outstanding as of April 1, 2013.

Administration

The ESPP will be administered by the Compensation Committee. Subject to the terms and conditions of the Restated ESPP, the Compensation Committee has the authority to make all determinations and to take all other actions necessary or advisable for the administration of the plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Restated ESPP. As appropriate, administration of the Restated ESPP may be vested back in the Board.

Eligibility

Leap’s employees and the employees of Leap’s designated subsidiary corporations that customarily work more than twenty hours per week and more than five months per calendar year, and who have been employed by Leap or one of Leap’s designated subsidiary corporations for at least three months, are eligible to participate in the Restated ESPP as of the first day of the first offering period after they become eligible to participate in the Restated ESPP. However, no employee is eligible to participate in the Restated ESPP if, immediately after becoming eligible to participate, such employee would own or be treated as owning stock (including stock such employee may purchase under options granted under the Restated ESPP) representing 5% or more of the total combined voting power or value of all classes of Leap’s stock or the stock of any of Leap’s subsidiary corporations.

As of April 1, 2013, Leap and its subsidiaries had approximately 3,000 full-time employees.

Terms of the Restated ESPP

Offering Periods.    Shares of Leap common stock will be offered during six-month offering periods commencing on each January 1 and July 1. On the first day of an offering period, an eligible employee will be granted a nontransferable option to purchase shares of Leap common stock on the last day of the offering period.

Payroll Deductions.    An eligible employee will participate in the Restated ESPP through payroll deductions. An employee may elect payroll deductions in any whole percentage (up to 15%) of base compensation, and may increase (but not above 15%), decrease or suspend his or her payroll deductions during the offering period. The employee’s cumulative payroll deductions (without interest) will be used to purchase shares of Leap common stock on the last day of the offering period, unless the employee elects to withdraw his or her payroll deductions prior to the end of the period. An employee’s cumulative payroll deductions for an offering period may not exceed $5,000.

Purchase Price.    The per share purchase price of shares of Leap common stock purchased on the last day of an offering period will be the lesser of 85% of the fair market value of a share on the first day of the offering period, and 85% of the fair market value of a share on the last day of the offering period. The fair market value of a share of Leap common stock on any given date will be determined based on the closing trading price for Leap common stock on such date, if Leap common stock is then quoted on the NASDAQ Global Select Market, or the mean between the closing representative bid and asked prices, if Leap common stock is not then quoted on the NASDAQ Global Select Market.

Number of Shares Purchased.    On the last day of an offering period, an employee’s option will be exercised and the employee’s cumulative payroll deductions will be applied to purchase whole shares of Leap common stock. The number of whole shares purchased by an employee for an offering period will be determined by dividing the employee’s cumulative payroll deductions for the period by the per share purchase price. An employee may purchase no more than 1,000 shares of Leap common stock for each offering period. Also, an employee may not be granted the right to purchase shares of common stock under the Restated ESPP that would permit the employee to purchase more than $25,000 worth of common stock under the Restated ESPP in any calendar year (valued at the time such right is granted) for each calendar year during which such right is outstanding at any time. Any payroll deductions not applied because of these limitations will be refunded to the employee (without interest). If the total number of shares of Leap common stock for which options are to be exercised on the last day of any offering period exceeds the number of shares remaining available to be sold under the Restated ESPP on such date, our Compensation Committee will make a pro rata allocation of the available remaining shares of Leap common stock among the participants.

Withdrawal or Termination of Participation.    An employee may elect to withdraw his or her cumulative payroll deductions (without interest) prior to the end of the offering period. If an employee terminates employment for any reason during an offering period, his or her cumulative payroll deductions (without interest) will be refunded. If an employee dies during an offering period, the employee’s cumulative payroll deductions will be applied to purchase shares of Leap common stock on the last day of the offering period, unless the executor or administrator of the employee’s estate or will requests a refund of the cumulative payroll deductions.

Nontransferability of Options.    An employee’s option under the Restated ESPP will not be transferable, other than by will or the laws of descent and distribution, and will be exercisable during an employee’s lifetime only by the employee.

Changes in Capitalization and Corporate Transactions

In the event of certain changes in Leap’s capitalization or certain corporate transactions involving Leap, our Compensation Committee will make appropriate adjustments to the number of shares that may be sold pursuant to options granted under the Restated ESPP and options outstanding under the Restated ESPP and is authorized to provide for the termination, cash-out, assumption, substitution or accelerated exercise of such options.

Term of the Restated ESPP; Amendment and Termination

The Restated ESPP will be in effect until December 31, 2022, unless the Board terminates the plan at an earlier date. The Board may terminate the Restated ESPP at any time and for any reason. The Board may also modify the Restated ESPP from time to time, except that the Board may not, without prior stockholder approval, amend the Restated ESPP so as to increase the number of shares of Leap common stock that may be sold under the Restated ESPP, change the corporations whose employees are eligible under the Restated ESPP, or amend the Restated ESPP in any manner which would require stockholder approval to comply with any applicable law, regulation or rule.

Federal Income Tax Consequences Associated with the Restated ESPP

The following is a general summary under current law of the material federal income tax consequences to participants in the Restated ESPP. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Section 423 of the Code will provide certain tax benefits to employees purchasing shares of Leap common stock under the Restated ESPP. An employee will not recognize income for federal income tax purposes upon the grant of an option for an offering period. Also, the employee will not recognize income upon the exercise of the option and the purchase of shares of Leap common stock on the last day of the offering period. The employee will recognize income only when he or she sells the shares of Leap common stock. The employee’s income upon the sale of shares of Leap common stock will be based on the excess (if any) of the sale price over the purchase price. The taxation of the income will depend on whether the employee satisfies the holding period under Section 423 of the Code.

If the employee holds the shares for at least two years from the first day of the applicable offering period and more than one year from the date of purchase, the employee’s ordinary income will be the lesser of (i) 85% of the fair market value on the first day of the offering period or (ii) the amount, if any, by which the price paid under the option is exceeded by the fair market value on the date the share is sold. Any remaining income recognized upon the sale will be capital gain.

If the employee holds the shares for less than two years from the first day of the applicable offering period or less than one year from the date of purchase, the employee’s ordinary income will equal the excess of the fair market value of the shares on the exercise date (i.e., the last day of the offering period) over the purchase price. As described above, the purchase price will be the lesser of 85% of the fair market value on the first day of the offering period, and 85% of the fair market value on the last day of the period. Any remaining income recognized upon the sale will be capital gain. If the sale price is less than the fair market value on the last day of the offering period, the employee will also recognize a capital loss.

Leap (or a subsidiary corporation of Leap employing an employee) will not be entitled to a deduction based on the discount on the shares of Leap common stock purchased by an employee if he or she satisfies the applicable holding periods under Section 423 of the Code. However, if an employee sells the shares of Leap common stock prior to the end of the holding period, Leap (or Leap’s subsidiary corporation employing an employee) will be entitled to a deduction in an amount equal to the ordinary income recognized by the employee (i.e., the excess of the fair market value of the shares on the last day of the offering period over the purchase price).

New Plan Benefits

The amounts of future stock purchases under the Restated ESPP are not determinable because, under the terms of the Restated ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon the-then fair market values of Leap common stock. For illustrative purposes only, the following table sets forth (1) the number of shares of Leap common stock that were purchased under our existing ESPP during 2012, and (2) the aggregate purchase price paid, for the individuals and groups identified below:

Name or Group	Number of Shares Purchased (#)	Aggregate Purchase Price ($)
S. Douglas Hutcheson	500	$2,703
R. Perley McBride	—	—
Jerry V. Elliott	—	—
William D. Ingram	500	$2,703
Robert A. Strickland	—	—
Robert J. Irving, Jr.	250	$1,341
Robert A. Young	—	—
Walter Z. Berger	—	—
Raymond J. Roman	250	$1,341
All current executive officers, as a group (7 persons)	1,250	$6,747
All current directors who are not executive officers, as a group (8 persons)(1)	—	—
All current employees, as a group (555 persons)	176,958	$956,507

(1)	Directors who are not Leap employees are not eligible to participate in our existing ESPP.

Vote Required

Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the approval of the Restated ESPP must exceed the number of votes “AGAINST” the approval of the Restated ESPP. Abstentions and broker non-votes will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE LEAP WIRELESS INTERNATIONAL, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR FISCAL 2013

Leap’s financial statements for the fiscal year ended December 31, 2012 have been examined by PricewaterhouseCoopers LLP, which has audited Leap’s financial statements since 1998. PricewaterhouseCoopers LLP has been selected as Leap’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and the Board has directed that management submit the selection to the stockholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Vote Required

Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast with respect to this proposal by the shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. A “majority of votes cast” means that the number of votes “FOR” the ratification of Leap’s independent registered public accounting firm must exceed the number of votes “AGAINST” the ratification of Leap’s independent registered public accounting firm. Abstentions will not be considered as votes cast and will therefore have no effect on the outcome of this proposal.

Stockholders are not required to ratify the selection of PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of Leap and its stockholders.

Voting Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013

The following table summarizes the aggregate fees billed to Leap by its independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal years ended December 31, 2012 and 2011 (in thousands):

	2012	2011
Audit fees(1)	$2,502	$2,896
Audit-related fees(2)	19	274
Tax fees(3)	86	48
All other fees(4)	599	—

Total	$3,206	$3,218

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the consolidated annual financial statements of Leap and its subsidiaries and internal control over financial reporting, review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements of Leap and its subsidiaries and are not reported under “Audit fees.” For the fiscal year ended December 31, 2012, these fees related to miscellaneous professional services. For the fiscal year ended December 31, 2011, these fees primarily related to assurance and related services in connection with the implementation and testing of a new customer billing system.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, advice and planning. For the fiscal years ended December 31, 2012 and 2011, these services included assistance regarding federal and state tax compliance and consultations regarding various income tax issues.

(4)	All other fees for the fiscal year ended December 31, 2012 related to advisory services in connection with network and information technology arrangements.

In considering the nature of the services provided by PricewaterhouseCoopers LLP, the Audit Committee determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with PricewaterhouseCoopers LLP and Leap management to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Public Company Accounting Oversight Board. The Audit Committee requires that all services performed by PricewaterhouseCoopers LLP be pre-approved prior to the services being performed. During the fiscal years ended December 31, 2012 and 2011, all services were pre-approved in accordance with these procedures.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Leap’s Board of Directors is comprised solely of independent directors, as defined by the listing standards of the NASDAQ Stock Market, and operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee is responsible for monitoring and overseeing management’s conduct of Leap’s financial reporting process, Leap’s systems of internal accounting and financial controls, and the independent audit of Leap’s financial statements by Leap’s independent registered public accounting firm.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Leap as of and for the fiscal year ended December 31, 2012 with both management and PricewaterhouseCoopers LLP. Specifically, the Audit Committee has discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and it has discussed with PricewaterhouseCoopers LLP the issue of its independence from Leap.

Based on the Audit Committee’s review of the audited financial statements and its discussions with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael B. Targoff, Chairman

Robert V. LaPenta

Mark A. Leavitt

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of Leap common stock as of April 1, 2013 for:

•	each stockholder known by us to beneficially own more than 5% of Leap common stock;

•	each of our current directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The percentage of ownership indicated in the following table is based on 79,053,574 shares of common stock outstanding on April 1, 2013.

Information with respect to beneficial ownership has been furnished by each director and officer, and with respect to beneficial owners of more than 5% of Leap common stock, by Schedules 13D and 13G, filed with the SEC by them. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 1, 2013 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

5% Stockholders, Directors and Officers(1)	Number of Shares	Percent of Total
Entities affiliated with MHR Fund Management LLC(2)	23,533,869	29.8%
Capital Research Global Investors(3)	8,508,645	10.8%
Paulson & Co. Inc(4)	7,800,000	9.9%
BlackRock, Inc.(5)	7,124,340	9.0%
Wellington Management Company, LLP(6)	4,634,357	5.9%
John D. Harkey, Jr.(7)	78,397	*
Ronald J. Kramer(7)	28,007	*
Robert V. LaPenta(7)(8)	54,072	*
Mark A. Leavitt(7)	9,318	*
Mark H. Rachesky(7)(9)	23,617,053	29.9%
Richard R. Roscitt(7)	29,139	*
Robert E. Switz(7)	14,418	*
Michael B. Targoff(7)	46,950	*
S. Douglas Hutcheson(10)	625,145	*
R. Perley McBride	—	*
Jerry V. Elliott(11)	206,250	*
William D. Ingram(12)	97,171	*
Robert A. Strickland(13)	100,000	*
Robert J. Irving, Jr.(14)	120,026	*
Robert A. Young(15)	118,275	*
Walter Z. Berger	—	*
Raymond J. Roman	500	*
All directors and executive officers as a group (15 persons)	25,058,881	31.7%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock.

(1)	Unless otherwise indicated, the address for each person or entity named below is c/o Leap Wireless International, Inc., 5887 Copley Drive, San Diego, California 92111.

(2)	Consists of (a) 353,420 shares of common stock held for the account of MHR Capital Partners Master Account LP, a limited partnership organized in Anguilla, British West Indies (“Master Account”); (b) 42,514 shares of common stock held for the account of MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”); (c) 3,340,378 shares of common stock held for the account of MHR Institutional Partners II LP, a Delaware limited partnership (“Institutional Partners II”); (d) 8,415,428 shares of common stock held for the account of MHR Institutional Partners IIA LP, a Delaware limited partnership (“Institutional Partners IIA”); and (e) 11,382,129 shares of common stock held for the account of MHR Institutional Partners III LP, a Delaware limited partnership (“Institutional Partners III”). MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners (100), and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Master Account and Capital Partners (100). MHR Institutional Advisors II LLC (“Institutional Advisors II”) is the general partner of Institutional Partners II and Institutional Partners IIA, and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Institutional Partners II and Institutional Partners IIA. MHR Institutional Advisors III LLC (“Institutional Advisors III”) is the general partner of Institutional Partners III, and in such capacity, may be deemed to be the beneficial owner of the shares of common stock held by Institutional Partners III. MHR Fund Management LLC (“Fund Management”) is an affiliate of and has an investment management agreement with Master Account, Capital Partners (100), Institutional Partners II, Institutional Partners IIA and Institutional Partners III and other affiliated entities, and thus may be deemed to be the beneficial owner of all of the shares of common stock held for the accounts of each of these entities. MHR Holdings LLC (“MHR Holdings”) is the managing member of Fund Management and, in such capacity, may be deemed to be the beneficial owner of the shares of common stock that are deemed to be beneficially owned by Fund Management. MHRC LLC (“MHRC”) is the managing member of Advisors and, in such capacity, may be deemed to be the beneficial owner of the shares of common stock held for the accounts of each of Master Account and Capital Partners (100). MHRC II LLC (“MHRC II”) is the managing member of Institutional Advisors II and, in such capacity, may be deemed to be the beneficial owner of the shares of common stock held for the accounts of each of Institutional Partners II and Institutional Partners IIA. The address for each of these entities is 40 West 57th Street, 24th Floor, New York, New York 10019.

(3)	These securities may be deemed to be beneficially owned by Capital Research Global Investors, an investment adviser, in accordance with Section 240.13d-1(b)(1)(ii)(E). The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.

(4)	Paulson & Co. Inc, an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investments funds and separate managed accounts (such investment funds and account, the “Funds”). In its role as investment advisor, or manager, Paulson & Co. Inc. possesses voting and/or investment power over the securities that are owned by the Funds. All securities are owned by the Funds. Paulson & Co. Inc. disclaims beneficial ownership of such securities. The address for Paulson & Co. Inc. is 1251 Avenue of the Americas, New York, New York 10020.

(5)

These securities may be deemed to be beneficially owned by BlackRock Inc. in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(6)	Wellington Management Company, LLP, in its capacity as an investment adviser in accordance with Section 240.13d-1(b)(1)(ii)(E), may be deemed to beneficially own 4,634,357 shares which are held of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP has shared voting power with respect to 3,793,959 shares and has shared dispositive power with respect to 4,634,357 shares. The address for Wellington Management Company is 280 Congress Street, Boston, Massachusetts 02210.

(7)

Includes (a) shares issuable upon exercise of vested stock options, as follows: Mr. Harkey, 2,500 shares; Mr. LaPenta, 12,500 shares; Dr. Rachesky, 40,200 shares; and Mr. Targoff, 4,500 shares. (b) restricted stock awards which vest on May 21, 2013, as follows: Mr. Harkey, 2,045 shares; Mr. LaPenta,

2,045 shares; Dr. Rachesky, 2,045 shares; and Mr. Targoff, 2,045 shares; (c) restricted stock awards which vest in two equal installments on July 29, 2013 and 2014, as follows: Mr. Harkey, 4,952 shares; Mr. Kramer, 4,952 shares; Mr. LaPenta, 4,952 shares; Mr. Leavitt, 4,952 shares; Dr. Rachesky, 4,952 shares; and Mr. Targoff, 4,952 shares; and (d) restricted stock awards which vest in two equal installments on August 15, 2013 and 2014, as follows: Mr. Roscitt, 7,760 shares; and Mr. Switz, 7,760 shares. Does not include shares issued on April 15, 2013 as follows: Mr. Harkey, 873 shares; Mr. Kramer, 524 shares; Mr. LaPenta, 1,222 shares; Mr. Leavitt, 1,222 shares; Dr. Rachesky, 1,571 shares; Mr. Roscitt, 1,222 shares; Mr. Switz, 873 shares; and Mr. Targoff 1,745 shares.

(8)	Includes 5,000 shares held by a corporation which is wholly owned by Mr. LaPenta. Mr. LaPenta has the power to vote and dispose of such shares by virtue of his serving as an officer and director thereof.

(9)	Consists of (a) all of the shares of common stock otherwise described in footnote 2 by virtue of Dr. Rachesky’s position as the managing member of each of MHRC, MHRC II, Institutional Advisors III and MHR Holdings; (b) 40,200 shares of common stock issuable upon exercise of options and 6,997 shares of restricted stock, as further described in footnote 7; and (c) 35,987 shares of common stock which were previously granted as shares of restricted stock and which have vested. The address for Dr. Rachesky is 40 West 57th Street, 24th Floor, New York, New York 10019.

(10)	Includes (a) restricted stock awards for 25,000 shares which vested on April 14, 2013 (and from which 9,865 shares were sold to pay applicable taxes); (b) restricted stock awards for 20,000 shares which vest on March 15, 2014; (c) restricted stock awards for 80,000 shares, of which 40,000 shares vest on March 15, 2014, subject to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $15.75, and 40,000 shares may vest at any time if the average of the closing prices of Leap common stock exceeds $15.75 for any 30-calendar day period; and (d) restricted stock awards for 50,000 shares, of which 10,000 shares vest on November 2, 2013, 10,000 shares vest on November 2, 2014 and 20,000 shares vest on November 2, 2015, subject in each case to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $8.09, and 10,000 shares may vest at any time if the average of the closing prices of Leap common stock exceeds $8.09 for any 30-day calendar period on or prior to November 2, 2016. Also includes 289,924 shares issuable upon exercise of vested stock options.

(11)	Includes restricted stock awards for 150,000 shares, of which 37,500 shares vest on May 14, 2014, 37,500 shares vest on May 14, 2015 and 75,000 shares vest on May 14, 2016. Also includes 56,250 shares issuable upon exercise of vested stock options.
(12)	Includes (a) restricted stock awards for 5,000 shares which vested on April 14, 2013 (and from which 2,000 shares were sold to pay applicable taxes); (b) restricted stock awards for 5,000 shares which vest on March 15, 2014; (c) restricted stock awards for 16,000 shares, of which 8,000 shares vest on March 15, 2014, subject to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $15.75, and 8,000 shares may vest at any time if the average of the closing prices of Leap common stock exceeds $15.75 for any 30-calendar day period; and (d) restricted stock awards for 14,000 shares, of which 2,800 shares vest on November 2, 2013, 2,800 shares vest on November 2, 2014 and 5,600 shares vest on November 2, 2015, subject in each case to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $8.09, and 2,800 shares may vest at any time if the average of the closing prices of Leap common stock exceeds $8.09 for any 30-day calendar period on or prior to November 2, 2016. Also includes 24,250 shares issuable upon exercise of vested stock options.

(13)	Includes restricted stock awards for 75,000 shares, of which 18,750 shares vest on March 14, 2014, 18,750 shares vest on March 14, 2015 and 37,500 shares vest on March 14, 2016. Also includes 25,000 shares issuable upon exercise of vested stock options.

(14)

Includes (a) restricted stock awards for 5,000 shares which vested on April 14, 2013 (and from which 2,000 shares were sold to pay applicable taxes); (b) restricted stock awards for 3,750 shares which vest on March 15, 2014; (c) restricted stock awards for 14,000 shares, of which 7,000 shares vest on March 15, 2014, subject to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $15.75, and 7,000 shares may vest at any time if the average of the closing prices of Leap common stock exceeds $15.75 for any 30-calendar day period; and (d) restricted stock awards for 10,000 shares, of which 2,000 shares vest on November 2, 2013, 2,000 shares vest on November 2, 2014 and 4,000 shares vest on November 2, 2015, subject in each case to the average of the closing prices of Leap common stock for the 30-calendar day period prior to the vesting date being greater than $8.09, and 2,000 shares may vest at any time if the average of the closing prices of Leap common stock exceeds $8.09 for any 30-day calendar period on or prior to November 2, 2016. Also includes 39,154 shares issuable upon exercise of vested stock options.

(15)	Includes (a) restricted stock awards for 25,000 shares, of which 12,500 shares vest on December 31, 2013 and 12,500 shares vest on December 31, 2014; and (b) restricted stock awards for 50,000 shares which vest on December 31, 2014. Also includes 25,000 shares issuable upon exercise of vested stock options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 with respect to equity compensation plans (including individual compensation arrangements) under which Leap common stock is authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options or Rights		Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,890,347	(1)(3)	$15.38	1,195,234	(4)
Equity compensation plans not approved by security holders	474,250	(2)(3)	$8.26	14,800

Total	3,364,597		$14.38	1,210,034

(1)	Represents shares reserved for issuance under the 2004 Plan, adopted by the Compensation Committee on December 30, 2004 (as contemplated by our confirmed plan of reorganization) and as amended on March 8, 2007. Stock options granted prior to May 17, 2007 were granted prior to the approval of the 2004 Plan by Leap stockholders. The material features of the 2004 Plan are described above under “Discussion of Summary Compensation and Grants of Plan-Based Awards Tables — 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan.”

(2)	Represents shares reserved for issuance under the 2009 Inducement Plan, which was adopted in February 2009 without stockholder approval, as permitted under the rules and regulations of the NASDAQ Stock Market. The material features of the 2009 Inducement Plan are described above under “Discussion of Summary Compensation and Grants of Plan-Based Awards Tables — 2009 Employment Inducement Equity Incentive Plan.” The 2009 Inducement Plan was amended on May 10, 2012 by our Board to increase the number of shares reserved for issuance under the 2009 Inducement Plan by 375,000 shares of Leap common stock.

(3)	Excludes 1,877,878 and 218,786 shares of restricted stock issued under the 2004 Plan and 2009 Inducement Plan, respectively, which are subject to release upon vesting of the shares.

(4)	Consists of 14,615 shares reserved for issuance under the ESPP, and 1,180,619 shares reserved for issuance under the 2004 Plan. Does not include 400,000 additional shares under the Restated ESPP, which were approved by our Board on December 19, 2012, subject to, and contingent upon, the approval of our stockholders, which approval is being requested pursuant to Proposal 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review potential related party transactions pursuant to a “Related Party Transaction Policy and Procedures” adopted by our Board on March 8, 2007. Under the policy and procedures, the Audit Committee, or alternatively, those members of the Board who are disinterested, reviews the material facts of specified transactions for approval or disapproval, taking into account, among other factors that it deems appropriate, the extent of the related person’s interest in the transaction and whether the transaction is fair to Leap and is in, or is not inconsistent with, the best interests of Leap and its stockholders. Transactions to be reviewed under the policy and procedures include transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Leap or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater-than-five-percent beneficial owner of Leap common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less-than-ten-percent beneficial owner of another entity). Terms of director and officer compensation that are disclosed in proxy statements or that are approved by the Board or Compensation Committee and are not required to be disclosed in our proxy statement, and transactions where all holders of Leap common stock receive the same benefit on a pro rata basis, are not subject to review under the policy and procedures.

For a description of the registration rights agreement between Leap and certain affiliates of Dr. Mark H. Rachesky, our Chairman of the Board, see “Compensation Committee Interlocks and Insider Participation” set forth above in this proxy statement.

STOCKHOLDER PROPOSALS

To be included in our proxy statement, proposals of stockholders that are intended to be presented at our 2014 annual meeting of stockholders must be received no later than January 2, 2014 and must satisfy the conditions established by the SEC for such proposals. However, if Leap changes the date of its 2014 annual meeting by more than thirty days from the anniversary date of the Annual Meeting, the deadline for proposals that stockholders wish to include in the proxy statement for the 2014 annual meeting of stockholders will be a reasonable time before we begin to print and mail the proxy materials for that meeting.

In order for a stockholder proposal that is not included in our proxy statement for the 2014 annual meeting to be eligible for presentation at the 2014 annual meeting of stockholders, the stockholder presenting such proposal must give timely notice of the proposal to us in writing and otherwise comply with the provisions of our Bylaws. For a proposal to be timely, Article II, Section 8 of the Bylaws provides that we must have received the stockholder’s notice not less than seventy days nor more than ninety days prior to the anniversary of our annual meeting, meaning between March 8, 2014 and March 28, 2014 for the 2014 annual meeting. In the event that the 2014 annual meeting of stockholders is advanced by more than thirty days or delayed by more than seventy days from the anniversary date of the Annual Meeting, proposals that stockholders wish to present at the 2014 annual meeting must be received by Leap no earlier than the ninetieth day prior to the date of the 2014 annual meeting of stockholders and no later than the later of the seventieth day prior to such annual meeting date or the date which is ten days after the day on which public announcement of the date of such meeting is first made.

All proposals should be sent to Leap’s Secretary at our principal executive offices, 5887 Copley Drive, San Diego, California 92111.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Leap’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of Leap’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Leap. Officers, directors and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish Leap with copies of all Section 16(a) forms they file.

To Leap’s knowledge, based solely on a review of the copies of such reports furnished to Leap and written representations that no other reports were required, during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of Internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Brokers with account holders who are Leap stockholders may be “householding” our proxy materials. If you hold your shares in an account with one of those brokers, a single proxy statement, annual report, or notice of Internet availability of proxy materials, as applicable, may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, please notify your broker. “Householding” for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. If two individuals share the same last name and address but have accounts containing our stock at two different banks or brokerage firms, your household will receive two copies of our proxy statement, annual report or notice of Internet availability of proxy materials, as applicable — one from each firm. Stockholders who currently receive multiple copies of our proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, from one bank or brokerage firm and would like to request “householding” of their communications should contact their bank or brokerage firm.

We will deliver promptly upon written or oral request a separate proxy statement, annual report or notice of Internet availability of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. Please direct such requests to Leap Wireless International, Inc., Attn. Investor Relations, 5887 Copley Drive, San Diego, California 92111, or to our Investor Relations Dept. by telephone at (858) 882-9876.

Annual Report on Form 10-K

A copy of Leap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, including the financial statements and the financial statement schedules, but excluding exhibits, may be obtained by stockholders without charge by written request addressed to Leap Wireless International, Inc., Attn: Director of Investor Relations, 5887 Copley Drive, San Diego, California 92111. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.

Other Business

The Board knows of no other matters that will be presented for consideration at the Annual Meeting, or any continuation, adjournment or postponement thereof. If any other matters are properly brought before the Annual Meeting, or any continuation, adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope as promptly as possible.

By Order of the Board of Directors

S. Douglas Hutcheson

Chief Executive Officer

May 2, 2013

APPENDIX A

ADJUSTED OIBDA AND ARPU DEFINITIONS AND RECONCILIATIONS

Adjusted OIBDA

Adjusted OIBDA is a non-GAAP financial measure defined as operating income (loss) before depreciation and amortization, adjusted to exclude the effects of: (gain)/loss on sale, exchange or disposal of assets, net; impairments and other charges; and share-based compensation expense or benefit. Adjusted OIBDA should not be construed as an alternative to operating income (loss) or net income (loss) as determined in accordance with GAAP, or as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity.

In a capital-intensive industry such as wireless telecommunications, management believes that adjusted OIBDA, and the associated percentage margin calculations, are meaningful measures of our operating performance. We use adjusted OIBDA as a supplemental performance measure because management believes it facilitates comparisons of our operating performance from period to period and comparisons of our operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted OIBDA facilitates internal comparisons of our historical operating performance, management also uses this metric for business planning purposes and to measure our performance relative to that of our competitors. In addition, we believe that adjusted OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as measures of our financial performance over time and to compare our financial performance with that of other companies in our industry.

Adjusted OIBDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect capital expenditures;

•

although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future and adjusted OIBDA does not reflect cash requirements for such replacements;

•	it does not reflect costs associated with share-based awards exchanged for employee services;

•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Management understands these limitations and considers adjusted OIBDA as a financial performance measure that supplements but does not replace the information provided to management by our GAAP results.

A-1

The following table reconciles adjusted OIBDA to operating income (loss), which we consider to be the most directly comparable GAAP financial measure to adjusted OIBDA (in thousands):

	Year Ended December 31, 2012	Year Ended December 31, 2011
Operating income (loss)	$157,763	$(25,352)
Plus depreciation and amortization	625,596	548,426

OIBDA	$783,359	$523,074
Plus (gain) on sale, exchange or disposal of assets, net	(229,714)	(2,622)
Plus impairments and other charges	39,399	26,770
Plus share-based compensation expense	8,122	15,328

Adjusted OIBDA	$601,166	$562,550

ARPU

ARPU is service revenues, less pass-through regulatory fees and telecommunications taxes, divided by the weighted-average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. Our customers are generally disconnected from service after a specified period following their failure to either pay a monthly bill or replenish, or “top-up,” their account. Because our calculation of weighted-average number of customers includes customers who are not currently paying for service but who have not yet been disconnected from service because they have not paid their last bill or have not replenished their account, ARPU may appear lower during periods in which we have significant disconnect activity. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.

The following table reconciles total service revenues used in the calculation of ARPU to service revenues, which we consider to be the most directly comparable GAAP financial measure to ARPU (unaudited; in thousands, except weighted-average number of customers and ARPU):

	Year Ended December 31, 2012	Year Ended December 31, 2011
Service revenues	$2,947,457	$2,829,281
Less pass-through regulatory fees and telecommunications taxes	(9,429)	(32,570)

Total service revenues used in the calculation of ARPU	$2,938,028	$2,796,711
Weighted-average number of customers	5,799,493	5,724,152

ARPU	$42.22	$40.72

A-2

APPENDIX B

THE LEAP WIRELESS INTERNATIONAL, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Leap Wireless International, Inc., a Delaware corporation (the “Company”), by resolution of the Board of Directors of the Company, hereby adopts The Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”), effective as of December 19, 2012, subject to approval of the Plan by the stockholders of the Company.

The purposes of the Plan are as follows:

(1) To assist eligible employees of the Company and its Designated Subsidiary Corporations (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan”, within the meaning of Section 423(b) of the Code (as defined below).

(2) To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.

1.	Definitions.

Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

(a) “Account” shall mean the account established for an Eligible Employee under the Plan with respect to an Offering Period.

(b) “Agent” shall mean the brokerage firm, bank or other financial institution engaged, retained, appointed or authorized to act as the agent of an Employee (or, in the event of the Employee’s death, the Employee’s estate) to hold custody of shares of Stock purchased by such Employee (or the Employee’s estate) upon the exercise of an Option by such Employee (or the Employee’s estate).

(c) “Authorization” shall mean an Eligible Employee’s payroll deduction authorization with respect to an Offering Period provided by such Eligible Employee in accordance with Section 3(b).

(d) “Base Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee on each Payday as compensation for services to the Company or any Designated Subsidiary Corporation, excluding overtime payments, sales commissions, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special-payments.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee of the Board appointed to administer the Plan pursuant to Section 12.

(h) “Company” means Leap Wireless International, Inc., a Delaware corporation.

(i) “Date of Exercise” of any Option means the date on which such Option is exercised, which shall be the last day of the Offering Period with respect to which the Option was granted, in accordance with Section 4(a) (except as provided in Section 9).

(j) “Date of Grant” of any Option means the date on which such Option is granted, which shall be the first day of the Offering Period with respect to which the Option was granted, in accordance with Section 3(a).

(k) “Designated Subsidiary Corporation” means any Subsidiary Corporation designated by the Board in accordance with Section 13.

(l) “Eligible Employee” means an Employee of the Company or any Designated Subsidiary Corporation: (i) who does not, immediately after the Option is granted, own (directly or through attribution)

stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), an individual shall be treated as an Employee of the Company or Subsidiary Corporation employing such individual immediately prior to such leave.

(m) “Employee” shall mean an individual who renders services to the Company or a Subsidiary Corporation in the status of an “employee”, within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary Corporation who does not render services to the Company or a Subsidiary Corporation in the status of an “employee”, within the meaning of Code Section 3401(c).

(n) “Offering Period” shall mean each six-month period commencing on any January 1 and July 1 during the term of the Plan; provided, however, that the first Offering Period shall commence on the date this Plan is approved by the Company’s stockholders and shall end on the next occurring June 30 or December 31. Options shall be granted on the Date of Grant and exercised on the Date of Exercise, as provided in Sections 3(a) and 4(a), respectively.

(o) “Option” means an option to purchase shares of Stock granted under the Plan to an Eligible Employee in accordance with Section 3(a).

(p) “Option Price” means the option price per share of Stock determined in accordance with Section 4(b).

(q) “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) “Payday” means the regular and recurring established day for payment of Base Compensation to an Employee of the Company or any Subsidiary Corporation.

(s) “Plan” means The Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan.

(t) “Stock” means the shares of the Company’s Common Stock, $.0001 par value.

(u) “Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.	Stock Subject to the Plan.

Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate one million two hundred thousand (1,200,000) shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares of Stock bought by the Company on the New York Stock Exchange or other nationally-recognized exchange, Nasdaq, or other market, for purposes of the Plan.

3.	Grant of Options.

(a) Option Grants. The Company shall grant Options under the Plan to all Eligible Employees in successive Offering Periods until the earlier of: (i) the date on which the number of shares of Stock available under the Plan have been sold, or (ii) the date on which the Plan is suspended or terminates. Each Employee who is an Eligible Employee on the first day of an Offering Period shall be granted an Option with respect to such Offering Period. The Date of Grant of such an Option shall be the first day of the Offering Period with respect to which such Option was granted. Each Option shall expire on the Date of Exercise immediately after the automatic exercise of the Option in accordance with Section 4(a), unless such Option terminates earlier in accordance with Section 5, 6 or 9. The number of shares of Stock subject to an Eligible Employee’s Option shall be equal to the lesser of (i) one thousand (1,000) shares of Stock and (ii) the number of shares of Stock determined by dividing five thousand dollars ($5,000) by the Fair Market Value of a share of Stock on the Date of Grant; provided, however, that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with subsection (c). The Company shall not grant an Option with respect to an Offering Period to any individual who is not an Eligible Employee on the first day of such Offering Period.

(b) Election to Participate; Payroll Deduction Authorization. An Eligible Employee shall participate in the Plan only by means of payroll deduction. Each Eligible Employee who elects to participate in the Plan with respect to an Offering Period shall deliver to the Company, not later than ten (10) days before the first day of the Offering Period, a completed and executed written payroll deduction authorization in a form prepared by the Committee (the “Authorization”). An Eligible Employee’s Authorization shall give notice of such Eligible Employee’s election to participate in the Plan for the next following Offering Period (and subsequent Offering Periods) and shall designate a whole percentage of such Eligible Employee’s Base Compensation to be withheld by the Company or the Designated Subsidiary Corporation employing such Eligible Employee on each Payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Base Compensation which is not less than one percent (1%) and not more than fifteen percent (15%) as payroll deductions. An Eligible Employee’s payroll deductions during an Offering Period shall be deducted from such Eligible Employee’s Base Compensation for each Payday in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Eligible Employee’s Account under the Plan. An Eligible Employee may change the percentage of Base Compensation designated in the Authorization, subject to the limits of this subsection (b), or may suspend the Authorization, or may resume payroll deductions pursuant to a new Authorization, at any time during the Offering Period; provided, however, that an Eligible Employee may not increase the percentage of Base Compensation designated in the Authorization during an Offering Period and any requested increase shall be effective for the subsequent Offering Period only. Except with respect to increases in the percentage of Base Compensation designated in the Authorization as provided in the preceding sentence, which shall not become effective until the subsequent Offering Period, any such change, suspension, or resumption of payroll deductions shall become effective not later than ten (10) days after receipt by the Company of a new Authorization. In the event an Eligible Employee suspends his or her Authorization, his or her cumulative payroll deductions prior to the suspension shall remain in his or her Account and shall not be paid to such Eligible Employee, unless he or she withdraws from participation under the Plan in accordance with Section 5. Any Authorization shall remain in effect for each subsequent Offering Period, unless the Eligible Employee submits a new Authorization pursuant to this subsection (b), withdraws from the Plan pursuant to Section 5, ceases to be an Eligible Employee as defined in Section 1(l) or terminates employment as provided in Section 6. An Eligible Employee’s cumulative payroll deductions for an Offering Period shall in no event exceed five thousand dollars ($5,000).

(c) $25,000 Limitation. No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock (or other stock) under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such shares of Stock (or other stock) (determined at the Date of Grant of the Option or at the time another option is granted) for each calendar year in which the Option is outstanding at any time. For purpose of the limitation imposed by this subsection, (i) the right to purchase shares of Stock (or other stock) under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase shares of Stock (or other stock) under an Option or other option accrues at the rate provided in the Option or other option, but in no case may such rate exceed $25,000 of the Fair Market Value of such Stock (or other stock) (determined at the time such Option or other option is granted) for any one calendar year, and (iii) a right to purchase Stock (or other stock) which has accrued under an

Option or other option may not be carried over to any Option or other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4.	Exercise of Options; Option Price.

(a) Option Exercise. Each Employee automatically and without any act on such Employee’s part shall be deemed to have exercised such Employee’s Option on the Date of Exercise to the extent that the balance then in the Employee’s Account is sufficient to purchase, at the Option Price, whole shares of the Stock subject to the Option, subject to the limitations under Section 3(a). Any remaining balance in the Employee’s Account shall be paid to the Employee in a lump sum payment in cash, without interest thereon, within thirty (30) days after the Date of Exercise.

(b) Option Price Defined. The option price per share of Stock (the “Option Price”) to be paid by an Employee upon the exercise of the Employee’s Option shall be equal to 85% of the lesser of: (i) the Fair Market Value of a share of Stock on the Date of Exercise or (ii) the Fair Market Value of a share of Stock on the Date of Grant. The “Fair Market Value” of a share of Stock as of a given date shall be: (A) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on the trading day next preceding such date; (B) if the Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system, (I) the closing price (if the Stock is then listed as a National Market Issue under the NASD National Market System), or (II) the mean between the closing representative bid and asked prices (in all other cases) for a share of Stock, on the trading day next preceding such date, as reported by Nasdaq or such successor quotation system; (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on the trading day next preceding such date, as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.

(c) Book Entry/Share Certificates. As soon as practicable after the purchase of shares of Stock upon the exercise of an Option by an Employee, the Company shall issue the shares of Stock to such Employee and such shares shall be held in the custody of the Agent designated by the Employee for the benefit of the Employee. The Company shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Employee.

(d) Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock authorized for sale under Section 2 and remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Employee which has not been applied to the purchase of shares of Stock shall be paid to such Employee in one lump sum in cash within thirty (30) days after the Date of Exercise, without any interest thereon.

(e) Information Statement. The Company shall provide each Employee whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the Treasury Regulations thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.

5.	Withdrawal from the Plan.

(a) Withdrawal Election. An Employee may withdraw from participation under the Plan at any time before the last day of any Offering Period. An Employee electing to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form prepared by the Committee (the “Withdrawal Election”), prior to the Date of Exercise for such Offering Period. Upon receipt of an Employee’s Withdrawal Election, as soon as administratively practicable after such receipt, the Company or Subsidiary Corporation employing the Employee shall pay to the Employee the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon. Upon receipt of an Employee’s Withdrawal Election by the Company, the

Employee shall cease to participate in the Plan and the Employee’s Option for such Offering Period shall terminate.

(b) Eligibility following Withdrawal. An Employee who withdraws from the Plan with respect to an Offering Period, and who is an Eligible Employee on the Date of Grant of a subsequent Offering Period, may elect to participate again in the Plan for such subsequent Offering Period by delivering to the Company an Authorization pursuant to Section 3(b).

6.	Termination of Employment.

(a) Termination of Employment Other than by Death. Except as provided in subsection (b), if the employment of an Employee with the Company and the Subsidiary Corporations terminates other than by death, the Employee’s participation in the Plan automatically and without any act on the Employee’s part shall terminate as of the date of the termination of the Employee’s employment. As soon as practicable after such a termination of employment, the Company or Subsidiary Corporation employing the Employee shall pay to the Employee the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon. Upon an Employee’s termination of employment covered by this subsection, the Employee’s Authorization and Option under the Plan shall terminate.

(b) Termination by Death. If the employment of an Employee with the Company and the Subsidiary Corporations is terminated by the Employee’s death, the executor of the Employee’s will or the administrator of the Employee’s estate, by written notice to the Company, may request payment of the balance in the Employee’s Account, in which event, as soon as administratively practicable after receipt of such request, the Company or Subsidiary Corporation employing the Employee shall pay the amount credited to the Employee’s Account in one lump sum payment in cash, without any interest thereon. Upon receipt of such notice, the Employee’s Authorization and Option under the Plan shall terminate. If the Company does not receive such notice prior to the next Date of Exercise, the Employee’s Option shall be deemed to have been exercised the Employee’s estate on such Date of Exercise, and the Company shall issue the shares of Stock purchased to the Employee’s estate and such shares shall be held in the custody of the Agent designated by the executor or administrator for the benefit of the estate. The Company shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise (including any partial share) have been duly issued as of that date to such Employee’s estate. The executor of the Employee’s will or the administrator of the Employee’s estate shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder. Upon receipt of the administrator’s or the executor’s written request for any such certificate, the Company shall, within ten (10) days after the date of such receipt, deliver any such certificate to the Employee’s estate. Nothing in this subsection (b) shall prohibit the sale or other disposition by the Employee’s estate of shares of Stock purchased hereunder. In the event the Company is required to obtain authority from any commission or agency to issue any certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder, the Company shall seek to obtain such authority as soon as reasonably practicable.

7.	Restriction upon Assignment.

An Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Employee’s lifetime only by the Employee. Except as provided in Section 6(b) hereof, an Option may not be exercised to any extent except by the Employee. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Employee’s interest in the Plan, the Employee’s Option or any rights under the Employee’s Option.

8.	No Rights of Stockholders until Shares Issued.

With respect to shares of Stock subject to an Option, an Employee shall not be deemed to be a stockholder of the Company, and the Employee shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Employee or his or her nominee following exercise of the Employee’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property)

or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

9.	Changes in the Stock and Corporate Events; Adjustment of Options.

(a) Subject to Section 9(c), in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitations in Sections 2 and 3 on the maximum number of shares of Stock which may be purchased),

(ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and

(iii) the Option Price with respect to any Option.

(b) Subject to Section 9(c), in the event of any transaction or event described in Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Employee’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;

(ii) To provide that all Options outstanding shall be exercised prior to the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises.

(iii) To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

(iv) To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of (outstanding Options, or Options which may be granted in the future.

(c) No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of

Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Securities and Exchange Act of 1934, as amended, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded down to the next whole number.

(d) The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.	Use of Funds; No Interest Paid.

All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Employee or credited to any Employee’s Account with respect to such funds.

11.	Amendment, Suspension or Termination of the Plan.

The Board may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the aggregate number of shares of Stock that may be sold pursuant to Options under the Plan under Section 2, (b) change the corporations or classes of corporations whose employees may be granted Options under the Plan, or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

12.	Administration by Committee; Rules and Regulations.

(a) Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of not less than two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Employee.

(b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

(c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

(d) Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Employees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

13.	Designation of Subsidiary Corporations.

The Board shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations whose Employees shall be eligible to be granted Options under the Plan. The Board may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.

14.	No Rights as an Employee.

Nothing in the Plan shall be construed to give any person (including any Eligible Employee) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee) at any time, with or without cause.

15.	Term; Approval by Stockholders.

Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until December 31, 2022, unless sooner terminated in accordance with Section 11. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the adoption of the Plan by the Board. Options shall not be granted prior to such stockholder approval.

16.	Effect upon Other Plans.

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17.	Conditions to Issuance of Stock Certificates.

The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

18.	Notification of Disposition.

Each Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made: (a) within two (2) years from the Date of Grant of the Option, or (b) within one (1) year after the transfer of such shares of Stock to such Employee upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

19.	Notices.

Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Employee shall be addressed to such Employee at such Employee’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to an Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

20.	Headings.

Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

[remainder of intentionally left blank]

* * * * * * *

I hereby certify that The Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan was adopted by the Board of Directors of Leap Wireless International, Inc. on December 19, 2012.

Executed at San Diego, California on this 19th day of December, 2012.

/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr. Secretary

* * * * * * *

I hereby certify that The Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan was approved by the stockholders of Leap Wireless International, Inc. on                         , 2013.

Executed at San Diego, California on this                          day of         , 2013.

Robert J. Irving, Jr. Secretary

APPENDIX C

FINANCIAL AND STOCK PERFORMANCE INFORMATION

The following graph compares total stockholder return on our common stock from December 31, 2007 to December 31, 2012 to two indices: the Nasdaq Composite Index and the Nasdaq Telecommunications Index.

The Nasdaq Composite Index is a broad-based index that tracks the aggregate price performance of over 3,000 domestic and international based common type stocks listed on The Nasdaq Stock Market. The Nasdaq Telecommunications Index tracks securities of Nasdaq-listed companies classified according to the Industry Classification Benchmark as Telecommunications and Telecommunications Equipment, including providers of fixed-line and mobile telephone services, and makers and distributors of high-technology communication products. The total return for our stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each annual period.

		INDEXED RETURNS
	Base	Years Ending
Company Name / Index	Period 12/31/07	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12
Leap Wireless International, Inc.	$100	$57.65	$37.63	$26.29	$19.92	$14.26
Nasdaq Composite Index	$100	$59.03	$82.25	$97.32	$98.63	$110.78
Nasdaq Telecommunications Index	$100	$57.58	$72.97	$86.05	$90.30	$89.62

C-1

Leap Wireless International, Inc.
IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5.

1.	To elect the following nine director nominees to hold office until the next Annual Meeting of Stockholders or until their successors have been elected and have qualified:

	For	Withhold		For	Withhold		For	Withhold	+
01 - John D. Harkey, Jr.	☐	☐	02 - S. Douglas Hutcheson	☐	☐	03 - Ronald J. Kramer	☐	☐
04 - Robert V. LaPenta	☐	☐	05 - Mark A. Leavitt	☐	☐	06 - Mark H. Rachesky, M.D.	☐	☐
07 - Richard R. Roscitt	☐	☐	08 - Robert E. Switz	☐	☐	09 - Michael B. Targoff	☐	☐

		For	Against	Abstain

2.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as Leap’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

		For	Against	Abstain

3.	To approve the Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan.	☐	☐	☐

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

01N80B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Leap Wireless International, Inc.

Annual Meeting of Stockholders – June 6, 2013.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints S. Douglas Hutcheson and Robert J. Irving, Jr., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Leap Wireless International, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 6, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.